UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DAVE & BUSTER’S ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

Thursday, June 14, 2018, 8:30 a.m., Central Daylight Time

Westin O’Hare Hotel, 6100 N. River Road, Rosemont, IL 60018

May 2, 2018

To Our Shareholders:

On behalf of the Board of Directors, it is my pleasure to cordially invite you to attend the 2018 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. at the Westin O’Hare Hotel, 6100 N. River Road, Rosemont, IL 60018, on June 14, 2018, at 8:30 a.m. Central Daylight Time. The matters expected to be addressed at the meeting are described in detail in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Your vote is important to us. While we invite you to attend the meeting and exercise your right to vote your shares in person, we recognize that many of you may not be able to attend or may choose not to do so. Whether or not you plan to attend, we respectfully request you vote as soon as possible over the Internet, by telephone, or, upon your request, after receipt of paper copies of the proxy materials. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person. You may also request a paper copy of the proxy card to submit your vote, if you prefer. If you have voted by the Internet, by mail or by telephone and later decide to attend the Annual Meeting, you may come to the meeting and vote in person. We encourage you to vote by Internet.

Thank you for being a shareholder and we look forward to seeing you at the meeting.

Sincerely,

Stephen M. King

Chairman of the Board

and Chief Executive Officer

DAVE & BUSTER’S ENTERTAINMENT, INC.

2481 Mañana Drive

Dallas, TX 75220

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. (the “Annual Meeting”) will be held at the noted time and place below for the following purposes:

When:	8:30 a.m.
Central Daylight Time
Thursday
June 14, 2018

Where:	Westin O’Hare Hotel
6100 N. River Road
Rosemont, IL 60018

Who Can Vote

Only shareholders of record at the close of business on April 20, 2018, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Items of Business

•

To elect the eight directors named in the Proxy Statement, each to serve for one year or until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending February 3, 2019.

•	To cast an advisory vote on executive compensation.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Beginning on May 2, 2018, we sent to all shareholders entitled to vote at the Annual Meeting a Notice Regarding the Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote.

By Order of the Board of Directors

Jay L. Tobin

Senior Vice President,

General Counsel and Secretary

Dallas, Texas

May 2, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 14, 2018.

The Company’s Proxy Statement and Annual Report on Form 10-K

are available at http://edocumentview.com/play.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on June 14, 2018

2018 Proxy Statement Summary

This summary highlights selected information on Dave and Buster’s Entertainment, Inc., a Delaware corporation (sometimes referred to herein as “we”, “us”, “our” or the “Company”) that is provided by our Board of Directors (the “Board of Directors” or the “Board”) in more detail throughout the Proxy Statement. This summary does not contain all of the information you should consider before voting, and you should read the entire Proxy Statement before casting your vote.

Annual Meeting Information

Date:	Thursday June 14, 2018

Voting

Only shareholders as of the Record Date (April 20, 2018) are entitled to vote.

Attending the Meeting in Person

If you are a registered shareholder (the shares are held in your name), you must present valid identification to vote at the annual meeting.

If you are a beneficial shareholder (the shares are held in the name of your bank, brokerage firm or other nominee), you will need to obtain a “legal proxy” from the registered shareholder (your bank, brokerage firm or other nominee) and present valid identification to vote at the annual meeting.

Time:	8:30 a.m. Central Daylight Time
Place:	Westin O’Hare Hotel 6100 N. River Road Rosemont IL 60018
Record Date:	April 20, 2018

Vote via the Internet Follow the instructions on your Notice or Proxy Card	Vote via Phone Call the number on your Notice or Proxy Card	Vote via Mail Follow the instructions on your Notice or Proxy Card	Vote in Person Attend the Annual Meeting and Vote by Ballot

Shareholders Action

Proposals	Description	Board Voting Recommendation	Votes Required	Page Reference
1	Election of Directors	FOR each nominee	Majority	5-8
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority	9
3	Advisory Vote on Executive Compensation	FOR	Majority	10

Dave & Buster’s Entertainment, Inc.	1	Eat Drink Play Watch®

Information about the Board of Directors at 2017 Fiscal Year End:

Independence, Committees and Meetings
Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
Victor L. Crawford	I	M			M
Hamish A. Dodds	I	M			M
Michael J. Griffith	LID		C
Jonathan S. Halkyard	I	M		C	C
Stephen M. King*	COB
Patricia H. Mueller	I		M	M
Kevin M. Sheehan	I	C			M
Jennifer Storms	I		M	M
Number of Meetings in Fiscal 2017	6	9	3	3	9

I	–	Independent Director
LID	–	Lead Independent Director
COB	–	Chairman of the Board
C	–	Committee Chair
M	–	Committee Member
*	–	As the only non-independent member of the Board, Mr. King does not serve on any committees.

Board Skills and Core Competencies:

Our Board is comprised of directors who have a variety of skills and core competencies as noted in the chart below:

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Our Board is also diverse in age, tenure and gender:

Corporate Governance Highlights:

Our Board of Directors and management are committed to maintaining strong corporate governance practices that promote and protect the long-term interests of our shareholders. Our practices are designed to provide effective oversight and management of our company as well as meet our regulatory and NASDAQ requirements, including, the following:

✓	Lead Independent Director

✓	All Non-Management Directors are Independent

✓	Regular Executive Sessions of Independent Directors

✓	Diverse Board

✓	Commitment to Board Refreshment

✓	Annual Director Elections

✓	Majority Voting in Uncontested Director Elections
✓	Director Share Ownership Requirements

✓	Strong Director Attendance Record

✓	Director Overboarding Policy

✓	Mandatory Director Retirement Age

✓	Annual Board and Committee Evaluations

✓	Continued Engagement with Our Shareholders

✓	No Shareholder Rights Plan

Fiscal 2017 Business Performance Highlights:

•	Total revenues increased 13.4% to $1.140 billion from $1.005 billion in fiscal 2016.

•	Opened 14 new stores compared to 11 new stores in fiscal 2016.

•	Comparable store sales (on a 52 weeks basis) decreased 0.9%.

•	Net income increased to $120.9 million from $90.8 million in fiscal 2016.

•	Earnings per share increased to $2.84 per diluted share from $2.10 per diluted share in fiscal 2016.

•	EBITDA increased 12.4% to $268.5 million from $238.8 million in fiscal 2016 and Adjusted EBITDA increased 15.8% to $302.7 million from $261.5 million in fiscal 2016.

•	Repurchased approximately 2.6 million shares of our common stock for $151.9 million.

Dave & Buster’s Entertainment, Inc.	3	Eat Drink Play Watch®

Fiscal 2017 Executive Compensation Highlights and Key Practices:

•	The Compensation Committee conducted its annual review of executive compensation programs, in partnership with its independent compensation consultant, Aon Hewitt.

•	There were no material changes to executive compensation philosophies or practices in fiscal 2017 from the prior fiscal year.

•	Payments made to substantially all executive officers under the annual Executive Incentive Plan were 76.8% of target, based on results achieved in fiscal 2017.

•	Payouts made to all executive officers under the Long Term Incentive Plan for the fiscal 2015 grant were 200.0% of target, based on cumulative results achieved during fiscal 2015, 2016, and 2017.

•	All named executive officers met the stock ownership guidelines for executive officers at the end of fiscal 2017.

Dave & Buster’s Entertainment, Inc.	4	Eat Drink Play Watch®

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Your proxy will be used to vote FOR the election of all of the nominees named below unless you abstain from or vote against the nominees when you send in your proxy. The Company’s Board of Directors is presently comprised of eight members. Each of the nominees for election to the Board of Directors is currently a director of the Company. If elected at the Annual Meeting, each of the nominees will serve for one year or until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the shareholders may vote for a substitute nominee chosen by the present Board to fill a vacancy. In the alternative, the shareholders may vote for just the remaining nominees leaving a vacancy that may be filled at a later date by the Board. Alternatively, the Board may reduce the size of the Board.

We are furnishing below certain biographical information about each of the eight nominees for director. Also included is a description of the experience, qualifications, attributes and skills of each nominee:

Victor L. Crawford	Hamish A. Dodds
DIRECTOR SINCE: 2016	DIRECTOR SINCE: 2017
COMMITTEES: Audit & Finance	COMMITTEES: Audit & Finance
AGE: 56	AGE: 61
DIRECTOR STATUS: INDEPENDENT	DIRECTOR STATUS: INDEPENDENT

CURRENT POSITION:	RECENT POSITION:

–  Chief Operating Officer for the Healthcare, Education and Facilities businesses of Aramark, a leading global provider of food, facilities and uniform services to education, healthcare, business and industry, and sports, leisure and corrections clients, since September 2012.

Leadership, Strategic, Operations, Food & Beverage, Finance

–  President and Chief Executive Officer of Hard Rock International, an owner, operator, and franchisor of restaurants, hotels, casinos, and live music venues in over seventy countries (2004-February 2017).

Leadership, Strategic, Operations, Finance, Global, Franchise, Entertainment, Gaming, Food & Beverage

PRIOR BUSINESS EXPERIENCE:	PRIOR BUSINESS EXPERIENCE:

–  PepsiCo, Inc., a multinational food, snack and beverage corporation:

•  Various management positions most recently as President, North America, of Pepsi Beverage Company and as Executive Vice President, Supply Chain and System Transformation (2005-2012)

Leadership, Strategic, Retail, Food & Beverage, Operations, Finance, Distribution/Supply Chain, Global

–  Marriott International, Inc., a multinational diversified hospitality company managing a broad portfolio of hotels and related lodging facilities:

•  Multiple capacities with including as Chief Operating Officer, Eastern Division, North American Lodging operations (2000-2005).

Leadership, Strategic, Operations, Hospitality, Finance

–  Price Waterhouse LLP., a multinational professional services network providing audit and assurance, tax and consulting services:

•  Early career

Accounting, Finance

–  cbc (The Central American Bottling Corporation) (also known as CabCorp), a multi-Latin beverage company in more than 33 countries with strategic partners PepsiCo, Ambev and Beliv:

•  Chief Executive Officer (2002-2003)

•  Non-executive Director (2003-2010)

Leadership, Strategic, Board Governance, Global, Distribution, Food & Beverage

–  PepsiCo, Inc.:

•  Various management and financial positions including Division President and General Manager for beverage operations across Latin America (1989-2002)

Accounting, Finance, Food & Beverage, Operations, Global

–  The Burton Group (now Arcadia Group) (an UK multinational retailing company) and Overseas Containers, Ltd. (an UK container shipping company):

•  Multiple management and financial positions (1982-1989)

Accounting, Finance, Consumer Goods, Retail

PUBLIC COMPANY BOARDS:	PUBLIC COMPANY BOARDS:
– Current: • Dave & Buster’s Entertainment, Inc.	– Current: • Dave & Buster’s Entertainment, Inc. • Pier 1 Imports, Inc.

OTHER POSITIONS/MEMBERSHIPS:	OTHER POSITIONS/MEMBERSHIPS:
– Director, National Urban League	– Fellow Member, Chartered Management Accountants

EDUCATION:	EDUCATION:
– B.S. Accounting, Boston College	– B.A. Business Studies, Robert Gordon University, Scotland

ACCOLADES:	ACCOLADES:
– Recognized on Savoy’s Top 100 Most Influential Blacks in Corporate America (2016) – Recognized on Black Enterprise’s 100 Most Powerful Executives in Corporate America (2009)	– Honorary Doctorate, Business Administration, Robert Gordon University (2011)

Dave & Buster’s Entertainment, Inc.	5	Eat Drink Play Watch®

Michael J. Griffith	Jonathan S. Halkyard
DIRECTOR SINCE: 2011	DIRECTOR SINCE: 2011
COMMITTEES: Compensation	COMMITTEES: Audit, Finance, and Nominating and Corporate Governance
AGE: 61	AGE: 53
DIRECTOR STATUS: INDEPENDENT	DIRECTOR STATUS: INDEPENDENT

RECENT POSITION:	CURRENT POSITION:

–  President and Chief Executive Officer of EAT Club, Inc., the largest business-focused online lunch delivery company in the United States (July 2016-March 2018).

Leadership, Strategic, Finance, Food & Beverage, Marketing, E-Commerce

–  President and Chief Executive Officer of Extended Stay America, Inc., the largest owner/operator of company branded hotels in North America, and its paired-share REIT, ESH Hospitality, Inc., since January 2018.

Leadership, Strategic, Hospitality, Board Governance, Finance

PRIOR BUSINESS EXPERIENCE:	PRIOR BUSINESS EXPERIENCE:

–  Activision Blizzard, Inc., a worldwide online, personal computer, console, handheld, and mobile game publisher:

•  Vice Chairman (March 2010-August 2016)

Leadership, Strategic, Board/Governance

–  Activision Publishing, Inc. (prior to merger with Blizzard Entertainment, Inc.), one of the world’s largest third-party video game publishers:

•  President and Chief Executive Officer (June 2005-March 2010)

Leadership, Strategic, Finance, Amusements/Gaming, Operations, Entertainment

–  The Procter & Gamble Company, a multinational consumer goods corporation:

•  Various executive positions, including President of the Global Beverage Division, Vice President and General Manager of Coffee Products, and Vice President and General Manager of Fabric & Home Care – Japan and Korea and Fabric & Home Care Strategic Planning – Asia (1981-2005).

Leadership, Strategic, Global, Consumer Goods, Consumer Insights/Marketing

–  Extended Stay America, Inc.:

•  Chief Financial Officer (January 2015-December 2017)

•  Chief Operating Officer (September 2013-January 2015)

Leadership, Strategic, Hospitality, Operations, Finance

–  NV Energy, Inc. a holding company providing energy services and products in Nevada, and its wholly-owned utility subsidiaries, Nevada Power Company and Sierra Pacific Power Company:

•  Executive Vice President and Chief Financial Officer (July 2012-September 2013)

Leadership, Strategic, Finance

–  Caesar’s Entertainment Corporation (formerly Harrah’s Entertainment, Inc.), one of the world’s largest casino entertainment providers:

•  Various executive, finance and managerial capacities, including Executive Vice President, Chief Financial Officer and Treasurer (2001-2012).

Leadership, Strategic, Operations, Finance, Entertainment, Gaming, Food & Beverage

PUBLIC COMPANY BOARDS:	PUBLIC COMPANY BOARDS:
– Current: • Dave & Buster’s Entertainment, Inc.	– Current: • Dave & Buster’s Entertainment, Inc. • Extended Stay America, Inc.

EDUCATION:	OTHER POSITIONS/MEMBERSHIPS:
– B.A. Mathematics, Computational Math, and Economics, Albion College, MI – M.B.A. Finance and Strategic Planning, University of Michigan	– Member, Board of Advisors, McColl School of Business, Queens University of Charlotte, NC – Member, Board of Trustees, Charlotte Latin School, NC

EDUCATION:
– B.A. Economics, Colgate University – M.B.A. Harvard Business School

ACCOLADES:
– 2013 Civitas Laurel Award, Foundation for an Independent Tomorrow, Las Vegas, NV

Dave & Buster’s Entertainment, Inc.	6	Eat Drink Play Watch®

Stephen M. King	Patricia H. Mueller
DIRECTOR SINCE: 2006	DIRECTOR SINCE: 2015
COMMITTEES: None	COMMITTEES: Compensation and Nominating and Corporate Governance
AGE: 60	AGE: 55
DIRECTOR STATUS: MANAGEMENT	DIRECTOR STATUS: INDEPENDENT

CURRENT POSITION:	CURRENT POSITION:

–  Chief Executive Officer of Dave & Buster’s Entertainment, Inc., since September 2006 and Chairman of the Board since July 2017 (previously served as Senior Vice President and Chief Financial Officer in 2006).

Leadership, Strategic, Board Governance, Finance, Operations, Food & Beverage, Amusements/Gaming, Marketing, Consumer Insights, Global

–  Co-founder of Mueller Retail Consulting, LLC, a company assisting retailers with branding, marketing and interconnected retail strategies, since June 2016.

Leadership, Strategic, Retail, Marketing, Consumer Insights, E-Commerce

PRIOR BUSINESS EXPERIENCE:	PRIOR BUSINESS EXPERIENCE:

–  Carlson Restaurants Worldwide Inc., an owner, franchisor and operator of casual dining restaurant brands worldwide, including T.G.I. Friday’s:

•  Various executive and management capacities, including, Chief Financial Officer, Chief Administrative Officer, Chief Operating Officer, and President and Chief Operating Officer of International (1984-2006)

Leadership, Strategic, Finance, Operations, Food & Beverage, Supply Chain, Information Technology, Franchise, Global

–  The Home Depot, Inc., the world’s largest home improvement retailer:

•  Senior Vice President and Chief Marketing Officer (February 2011-May 2016)

•  Vice President, Advertising (2009-2011)

Leadership, Strategic, Branding, Retail, Marketing, Consumer Insights, E-Commerce, Global

–  The Sports Authority, Inc., an operator of sporting goods retail stores:

•  Senior Vice President of Marketing and Advertising (2006-2009)

Leadership, Strategic, Retail, Marketing, Consumer Insights

–  American Signature, Inc., a manufacturer and retailer of furniture and home furnishings:

•  Vice President of Advertising (2004-2006)

Leadership, Retail, Marketing, Consumer Insights

–  Value Vision, Inc./ShopNBC, an integrated direct marketing company selling products to consumers:

•  Various executive positions, including Senior Vice President of TV Sales & Promotions, Senior Vice President Strategic Development, and Senior Vice President Marketing & Programming (1999-2004)

Leadership, Strategic, Marketing, Consumer Insights, E-Commerce

PUBLIC COMPANY BOARDS:	PUBLIC COMPANY BOARDS:
– Current: • Dave & Buster’s Entertainment, Inc. • Ruth’s Hospitality Group, Inc.	– Current: • Dave & Buster’s Entertainment, Inc.

EDUCATION:	OTHER POSITIONS/MEMBERSHIPS:
– B.S. Hotel & Restaurant Administration, Cornell University – M.B.A. Finance, Cornell University	– 2017-18 National Association of Corporate Directors Fellow

ACCOLADES:	EDUCATION:
– 2017 Golden Chain Award Honoree, Nation’s Restaurant News – Ernst & Young Entrepreneur of the Year Finalist (2017 – Southwest Region)	– B.S. Business, Management, Marketing and Related Support Services, State University of New York at Plattsburgh

ACCOLADES:
– 2014 Marketing Hall of Femme Honoree, Digital Marketing News

Dave & Buster’s Entertainment, Inc.	7	Eat Drink Play Watch®

Kevin M. Sheehan	Jennifer Storms
DIRECTOR SINCE: 2011	DIRECTOR SINCE: 2016
COMMITTEES: Audit and Finance	COMMITTEES: Compensation and Nominating and Corporate Governance
AGE: 64	AGE: 46
DIRECTOR STATUS: INDEPENDENT	DIRECTOR STATUS: INDEPENDENT

CURRENT POSITION:	CURRENT POSITION:

–  President and Chief Executive Officer and Director of Scientific Games Corporation, a global leader in the gaming and lottery industries, since August 2016.

Leadership, Strategic, Board Governance, Gaming, Finance

–  Chief Marketing Officer for NBC Sports Group, a division of NBCUniversal, a leading global media and entertainment company developing, producing, and marketing of entertainment, news and information, since October 2015.

Leadership, Strategic, Marketing, Consumer Insights, Global

PRIOR BUSINESS EXPERIENCE:	PRIOR BUSINESS EXPERIENCE:

–  Robert B. Willumstad School of Business, Adelphi University, a New York City metropolitan area business school

•  John J. Phelan, Jr. Distinguished Visiting Professor of Business (February 2015-June 2016)

•  Distinguished Visiting Professor-Accounting, Finance and Economics (2005-2008)

Strategic, Finance, Accounting

–  NCL Corporation, Ltd, a leading global cruise line operator:

•  President (August 2010-January 2015; August 2008-March 2009)

•  Chief Executive Officer (November 2008-January 2015)

•  Chief Financial Officer (2007-2010)

Leadership, Strategic, Food & Beverage, Hospitality, Finance, Global, Consumer Insights, Marketing

–  Cerberus Capital Management LP (2006-2007) & Clayton Dubilier & Rice (2005-2006):

•  Consultant

Finance, Private Equity, Strategic

–  Cendant Corporation, a global business and consumer services provider:

•  Various executive roles, including, Chairman and Chief Executive Officer of the Vehicle Services Davison (including Avis Rent A Car, Budget Rent A Car, Budget Truck PHH Fleet Management and Wright Express) (1996-2005)

Leadership, Strategic, Finance, Global, Consumer Insights, Marketing

–  PepsiCo, Inc.:

•  Senior Vice President of Global Sports Marketing (2011-September 2015)

Leadership, Strategic, Marketing, Consumer Insights, Global, Food & Beverage

–  The Gatorade Company, Inc. (a subsidiary of PepsiCo, Inc.), a manufacturer of sports-themed beverages and food products:

•  Senior Vice President of Sports Marketing (2009-2011)

Leadership, Strategic, Marketing, Consumer Insights, Food & Beverage

–  Turner Broadcasting System/Turner Sports, a division of the American media conglomerate providing sports programing on television and digital media:

•  Multiple marketing and leadership positions, including, Senior Vice President, Sports Programming and Marketing (1995-2009)

Leadership, Strategic, Marketing, Consumer Insights

PUBLIC COMPANY BOARDS:	PUBLIC COMPANY BOARDS:
– Current: • Dave & Buster’s Entertainment, Inc. • Scientific Games Corporation • New Media Investment Group Inc.	– Current: • Dave & Buster’s Entertainment, Inc.

OTHER POSITIONS/MEMBERSHIPS:	OTHER POSITIONS/MEMBERSHIPS:
– Certified Public Accountant	– Member, KPMG Women’s Leadership Summit Advisory Council

EDUCATION:	EDUCATION:
– B.A. Hunter College, CUNY – M.B.A. New York University Graduate School of Business	– B.A. Northwestern University

ACCOLADES:	ACCOLADES:
– Named “Miami Ultimate CEO” by South Florida Business Journal (2011) – Ernst & Young Entrepreneur of the Year (2014 – Florida Region)	– Member, Forty Under 40 Hall of Fame, SportsBusiness Daily/Global/Journal (2009) – “Marketers of the Next Generation” – Brandweek (2008)

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

Dave & Buster’s Entertainment, Inc.	8	Eat Drink Play Watch®

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”), to be the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2019, and recommends that the shareholders vote for ratification for such appointment. KPMG has been engaged as our independent registered public accounting firm since 2010. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of KPMG as the Company’s independent registered public accounting firm for fiscal 2018 to shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of KPMG to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the fees (dollars shown are in thousands) for professional audit services and fees for other services provided to the Company by KPMG, for fiscal 2017 which ended on February 4, 2018 and fiscal 2016 which ended on January 29, 2017:

	Fiscal 2017	Fiscal 2016
Audit Fee(1)	$805	$855
Audit-Related Fees	—	—
Tax Fees	—	—
Total	$805	$855

(1)

Includes fees for services for the audit of the Company’s annual financial statements, the reviews of the interim financial statements, audit of the Company’s internal control over financial reporting, implementation of accounting pronouncements, assistance with Securities and Exchange Commission filings.

The Audit Committee has established a policy whereby the outside auditors are required to annually provide service-specific fee estimates and seek pre-approval of all audit, audit-related, tax and other services prior to the performance of any such services. Individual engagements anticipated to exceed the pre-approved thresholds must be separately approved by the Audit Committee. For both fiscal 2017 and 2016, the Audit Committee pre-approved 100% of all services provided by KPMG, and concluded that the provision of such services by KPMG was compatible with such firm’s independence.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.

Dave & Buster’s Entertainment, Inc.	9	Eat Drink Play Watch®

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Securities and Exchange Commission (“SEC”) rules, we are asking you to provide an advisory, non-binding vote to approve the compensation awarded to our named executive officers, as we have described in the “Executive Compensation” section of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Compensation Committee oversees the compensation program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include: to align pay to performance; to provide market-competitive pay; and to create sustained shareholder value.

We are asking you to indicate your support for our named executive officer compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation.

Accordingly, we ask you to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Dave & Buster’s Entertainment, Inc. approve the compensation awarded to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

This resolution is non-binding on the Board of Directors. Although non-binding, the Board of Directors and Compensation Committee will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer, it will not be binding or overrule any decision by the Board of Directors, and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors recommends an advisory vote FOR the approval of our executive compensation.

Dave & Buster’s Entertainment, Inc.	10	Eat Drink Play Watch®

DIRECTORS AND CORPORATE GOVERNANCE

Composition and Board Independence

Our Board of Directors currently consists of eight members. Our Board of Directors has affirmatively determined that all of our directors other than our Chief Executive Officer are independent directors under our standards as well as the applicable rules of NASDAQ. In addition, our Board of Directors has affirmatively determined that each member of the Audit Committee, Messrs. Crawford, Dodds, Halkyard and Sheehan, satisfies the independence requirements for members of an audit committee as set forth in Rule 10A-3(b)(1) of the Exchange Act, and that each member of the Compensation Committee, Mr. Griffith, Ms. Mueller and Ms. Storms, satisfies the independence requirements for members of a compensation committee under the applicable rules of NASDAQ.

Corporate Governance

The Board of Directors met six times in fiscal 2017, including regular and special meetings. During this period, no individual director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served.

The Company invites members of the Board of Directors to attend its annual shareholder meeting and requires that they make every effort to attend the Annual Meeting absent an unavoidable and irreconcilable conflict. At the June 8, 2017 Annual Meeting of Shareholders, all of the directors were in attendance.

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The charters for each of these committees are posted on our website at http://ir.daveandbusters.com/corporate-governance.

The Audit Committee, comprised of Messrs. Crawford, Dodds, Halkyard and Sheehan, and chaired by Mr. Sheehan, recommends to the Board of Directors the appointment of the Company’s independent auditors, reviews and approves the scope of the annual audits of the Company’s financial statements, reviews our internal control over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the independent auditors and periodically reviews major accounting policies. The Audit Committee held nine meetings during fiscal 2017. The Board of Directors has determined that each of the members of the Audit Committee is qualified as a “financial expert” under the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.

The Compensation Committee comprised of Mr. Griffith, Ms. Mueller and Ms. Storms, and chaired by Mr. Griffith, reviews the Company’s compensation philosophy and strategy, administers incentive compensation and stock option plans, reviews the Chief Executive Officer’s performance and compensation, reviews recommendations on compensation of other executive officers, and reviews other special compensation matters, such as executive employment agreements. The Compensation Committee held three meetings during fiscal 2017.

The Nominating and Corporate Governance Committee, comprised of Mr. Halkyard, Ms. Mueller, and Ms. Storms, chaired by Mr. Halkyard, identifies and recommends the individuals qualified to be nominated for election to the Board of Directors, recommends the member of the Board of Directors qualified to be nominated for election as its Chairperson, recommends the members and chairperson for each committee of the Board of Directors, reviews and recommends to the Board matters regarding CEO succession plans, periodically reviews and assesses our Corporate Governance Guidelines and Principles and Code of Business Conduct and Ethics and oversees the annual self-evaluation of the performance of the Board of Directors and the annual evaluation of the performance of our management. The Nominating and Corporate Governance Committee held three meetings during fiscal 2017.

The Finance Committee, comprised of Messrs. Crawford, Dodds, Halkyard, and Sheehan, and chaired by Mr. Halkyard, assists the Board of Directors in fulfilling its financial management oversight responsibilities by (i) assessing, overseeing and evaluating from time to time, policies and transactions affecting our financial objectives, (ii) reviewing our indebtedness, strategic planning, capital structure objectives, investment programs and policies, (iii) periodically

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auditing major capital expenditures, including real estate acquisitions and new store development, and (iv) working with our management and the Compensation Committee on annual operating goals. The Finance Committee met nine times during fiscal 2017.

The Board’s Role in Risk Oversight

The entire Board of Directors is engaged in risk management oversight. At the present time, the Board of Directors has not established a separate committee to facilitate its risk oversight responsibilities. The Board of Directors will continue to monitor and assess whether such a committee would be appropriate. The Audit Committee assists the Board of Directors in its oversight of our risk management and the process established to identify, measure, monitor, and manage risks, in particular major financial risks. The Board of Directors receives regular reports from management, as well as from the Audit Committee, regarding relevant risks and the actions taken by management to adequately address those risks.

Succession Planning

Our Corporate Governance Guidelines require the Board to plan for CEO succession and oversee management development. During fiscal 2017 the Board reviewed management development and succession plans with respect to senior management positions with the CEO. The Nominating and Corporate Governance Committee reviewed and made recommendations to the Board regarding succession plans with respect to the CEO, and the Board approved the recommendations.

Board of Directors Leadership Structure

Our Board of Directors does not have a policy requiring the roles of the Chairman of the Board and Chief Executive Officer to be filled by separate persons or a policy requiring the Chairman of the Board to be a non-employee director. The Board believes that it is in the best interest of the Company and its shareholders for the Board to make a determination on whether to separate or combine the roles of Chairman and CEO based upon the Company’s circumstances at any particular point in time, and whether the Chairman role shall be held by an independent director. At present, Mr. King serves in the positions of Chairman of the Board and Chief Executive Officer of the Company. Mr. Griffith serves as Lead Independent Director. As set forth in our Corporate Governance Guidelines and Principals, the Lead Independent Director’s responsibilities include, but are not limited to:

•

Convening, chairing and determining agendas for executive sessions of the non-management directors and coordinating feedback to the Chairman of the Board regarding issues discussed in executive sessions.

•

Determining in consultation with the Chairman of the Board the schedule for board meetings, agenda items and the Board’s information needs associated with those agenda items, and identifying the need for and scope of related presentations.

•	Assisting the Board and its committees in the evaluation of senior management (including the CEO) and communicating the results of such evaluation to the CEO.

•	Serving as an information resource for other directors and acting as liaison between directors, committee chairs and management.

•	Providing advice and counsel to the CEO.

•	Developing and implementing, with the Chairman of the Board and the Nominating and Corporate Governance Committee, the procedures governing the Board’s work.

•	Where appropriate and as directed by the Board, communicating with the shareholders, rating agencies, regulators and interested parties.

•	Speaking for the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management.

The Board continues to believe that due to Mr. King’s extensive knowledge of all aspects of the Company’s business as its Chief Executive Officer, Mr. King is in the best position at this time to lead the Board of Directors as its Chairman, and Mr. Griffith is in the best position to serve in the capacity as Lead Independent Director. The Board

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believes that the combined Chairman and CEO structure provides the Company with decisive and effective leadership with clear accountability to our shareholders and eliminates the potential for any uncertainty as to who leads the Company. This combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board of Directors, and the independent leadership provided by our Lead Independent Director and independent committee chairs. The Board believes that the strong Lead Independent Director, the use of regular executive sessions of the non-management directors, the Board’s strong committee system, and all directors being independent except for Mr. King, allow it to maintain effective oversight of management.

Director Compensation

The following table sets forth the information concerning all compensation earned by our directors during fiscal 2017 for service on our Board of Directors.

NAME(1)	FEES EARNED ($)(2)	STOCK UNIT AWARDS ($)(3)	OPTION AWARDS ($)	TOTAL ($)
Victor L. Crawford(5)	$65,000	$124,949	—	$189,949
Hamish A. Dodds(5)	$53,214	$124,949	—	$178,163
Michael J. Griffith(5)	$112,280	$124,949	—	$237,229
Jonathan S. Halkyard(5)	$86,456	$124,949	—	$211,405
Alan J. Lacy(4)	$44,642	$124,949	—	$169,591
Patricia H. Mueller(5)	$65,000	$124,949	—	$189,949
Kevin M. Sheehan(5)	$85,000	$124,949	—	$209,949
Jennifer Storms(5)	$65,000	$124,949	—	$189,949

(1)

Mr. King is the sole employee director and is omitted from the Director Compensation Table. He did not receive compensation for service on our Board of Directors other than reimbursement for out-of-pocket expenses incurred in connection with the rendering of such service. Mr. King’s compensation is reflected in the Summary Compensation Table of this Proxy Statement.

(2)

Reflects the annual stipend received for service on the Board of Directors, service as chair of a Board of Directors’ committee during fiscal 2017. Board members are also reimbursed for out-of-pocket expenses incurred in connection with their board service. Such reimbursements are not included in this table. There are no other fees earned for service on the Board of Directors. Pursuant to the 2016 Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”), each non-employee director has the option to defer payment of all or a portion of his or her annual stipend. Amounts deferred, plus interest accrued thereon, will be distributed upon death or disability of the director or over a period not to exceed five years, as elected by the director, following the date he or she leaves the Board of Directors. Pursuant to the Director Deferred Compensation Plan, Mr. Crawford, Mr. Dodds, Mr. Lacy, and Ms. Storms deferred receipt of $65,000, $53,214, $44,642, and $32,500 of their annual stipends, respectively.

(3)

The amounts shown in this column represent the aggregate grant date fair values of the restricted stock units awarded to Messrs. Crawford, Dodds, Griffith, Halkyard, Lacy and Sheehan and Mmes. Mueller and Storms on April 7, 2017. Each restricted stock unit vests one year after the award date. As of February 4, 2018, the aggregate number of shares of Dave & Buster’s Entertainment, Inc. common stock underlying outstanding non-vested restricted stock units for each non-employee director was: Mr. Crawford – 2,094; Mr. Dodds – 2,094; Mr. Griffith – 2,094; Mr. Halkyard – 2,094; Ms. Mueller – 2,094; Mr. Sheehan – 2,094; and Ms. Storms – 2,094. Pursuant to the Director Deferred Compensation Plan, each non-employee director has the option to defer the distribution of all or a portion of restricted stock units. Units deferred will be distributed upon death or disability of the director or over a period not to exceed five years, as elected by the director, following the date he or she leaves the Board of Directors.

(4)

Mr. Lacy retired from his service on the Board at the end of his term in June 2017. Pursuant to the terms of the 2014 Stock Incentive Plan, upon Mr. Lacy’s retirement, he forfeited 1,733 restricted stock units of the 2,094 restricted stock units awarded (with an approximate value of $103,409).

(5)

The following table details the outstanding equity awards of the current members of the Board of Directors. Mr. King is omitted from this table as his outstanding equity is reflected in the Outstanding Equity Awards Table elsewhere in this Proxy Statement. Mr. Crawford and Mr. Dobbs are not listed in the following table because all of their equity awards are held in restricted stock or restricted stock units and they do not hold any stock options.

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Directors Outstanding Equity Awards at 2017 Fiscal Year End

NAME	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael J. Griffith	23,934	0	$6.27	12/5/2022
	5,203	0	$31.71	4/9/2025
	4,545	0	$39.10	4/7/2026
Jonathan S. Halkyard	23,934	0	$6.27	12/5/2022
	5,203	0	$31.71	4/9/2025
	4,545	0	$39.10	4/7/2026
Patricia H. Mueller	5,004	0	$33.15	4/20/2025
	4,545	0	$39.10	4/7/2026
Kevin M. Sheehan	23,934	0	$6.27	12/5/2022
	5,203	0	$31.71	4/9/2025
	4,545	0	$39.10	4/7/2026
Jennifer Storms	4,224	0	$41.60	4/14/2026

In addition to reimbursement for out-of-pocket expenses incurred in connection with their Board service, our non-employee Board members receive an annual stipend and equity grant for serving as members of our Board of Directors. During fiscal 2017, each non-employee director received an annual stipend of $65,000 and an annual equity grant of restricted stock units with a value of approximately $125,000. In addition, a non-employee director receives $50,000 for serving as our Chairman, $50,000 for serving as Lead Independent Director, $20,000 for serving as Chair of our Audit Committee, $15,000 for serving as Chair of our Finance Committee, $15,000 for serving as Chair of our Compensation Committee, and $10,000 for serving as Chair of our Nominating and Corporate Governance Committee. The Compensation Committee reviews the compensation to non-employee directors on a biennial basis; the last review occurred in fiscal 2016 and the next review will occur in fiscal 2018. Each of Messrs. Griffith, Halkyard, and Sheehan participate in the Dave & Buster’s Entertainment, Inc. 2010 Management Incentive Plan (the “2010 Stock Incentive Plan”) and the Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan (the “2014 Stock Incentive Plan”). Mr. Crawford, Mr. Dodds, Ms. Mueller and Ms. Storms participate in the 2014 Stock Incentive Plan.

Director Stock Ownership Guidelines

During fiscal 2017, the Nominating and Corporate Governance Committee reviewed and evaluated a stock ownership requirement for non-employee directors to align the interests of its non-employee directors with the interests of the shareholders and to further promote the Company’s commitment to sound corporate governance. The Nominating and Corporate Governance Committee recommended to the Board stock ownership requirements for non-employee directors; the Board accepted the recommendations and adopted the requirements. Under the requirements, a non-employee director must own shares of the Company’s stock with a fair market value equal to four (4) times the director’s annual cash retainer. Each non-employee director has five (5) years from the date of their initial appointment or election to the Board to meet this requirement. Currently, three (3) non-employee directors have served on the Board for 5 years or more and are in compliance with this requirement, and the remaining non-employee directors have between 2-4 years (based upon the date on which they were initially appointed or elected to the Board) to meet this requirement.

Mr. King, as the sole employee director, is governed by the stock ownership guidelines for executive officers. These guidelines and current compliance are detailed under “Stock Ownership Guidelines” elsewhere in the Executive Compensation section of this Proxy Statement.

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Policy Regarding Shareholder Recommendations for Director Candidates

The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in the same manner it considers other candidates, as described below. Shareholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Corporate Secretary, Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, Texas 75220 or by email at corporatesecretary@daveandbusters.com.

Shareholders may also propose director nominees by adhering to the advance notice procedure described under “Shareholder Proposals” elsewhere in this Proxy Statement.

Director Qualifications

The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	Demonstrated business acumen and leadership, and high levels of accomplishment;

•	Ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•	Commitment to understand the Company and its business, industry and strategic objectives;

•	Integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;

•	Ability to read and understand financial statements and other financial information pertaining to the Company;

•	Commitment to enhancing shareholder value; and

•	Willingness to act in the long term interest of all shareholders.

In the context of the Board’s existing composition, other requirements (such as prior CEO experience, restaurant, hospitality, gaming, sports-related marketing and branding, or retail industry experience, or relevant senior level experience in finance, accounting, sales and marketing, organizational development, information technology, or public relations) that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered. The Company values diversity on a Company-wide basis and seeks to achieve a diversity of occupational and personal backgrounds on the Board, but has not adopted a specific policy regarding Board diversity. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition.

Current Nominations

The Nominating and Corporate Governance Committee conducted an evaluation and assessment of all of the current directors for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating and Corporate Governance Committee recommended that Messrs. Crawford, Dodds, Griffith, Halkyard, King, and Sheehan and Mmes. Mueller and Storms be nominated for election to the Board of Directors. The Board accepted the recommendations and nominated such persons. The Nominating and Corporate Governance Committee did not receive any recommendations from shareholders proposing candidates for election to the Board at the Annual Meeting.

Code of Business Conduct and Ethics and Whistle Blower Policy

The Code of Business Conduct and Ethics applies to our directors, officers and other employees. The Code of Business Conduct and Ethics is available on our website at http://ir.daveandbusters.com/corporate-governance. We intend to post any material amendments or waivers of our Code of Business Conduct and Ethics that apply to our executive officers on this website. In fiscal 2017, we did not post any material amendments to or waivers of the Code of Business Conduct and Ethics on our website. In addition, our Whistle Blower Policy is available on our website at http://ir.daveandbusters.com/corporate-governance.

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Compensation Committee Interlocks and Insider Participation

During fiscal 2017, the members of our Compensation Committee were Mr. Griffith, Ms. Mueller and Ms. Storms. None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our Compensation Committee or any of our directors is an executive officer.

Communications with the Board of Directors

If shareholders wish to communicate with the Board of Directors or with an individual director, they may direct such communications in care of the General Counsel, 2481 Mañana Drive, Dallas, Texas 75220. The communication must be clearly addressed to the Board of Directors or to a specific director. The Board of Directors has instructed the General Counsel to review and forward any such correspondence to the appropriate person or persons for response.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership of our common stock by (a) all persons known by us to beneficially own more than 5% of our common stock, (b) each present director, (c) the named executive officers, and (d) all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 39,641,163 shares of our common stock outstanding as of April 9, 2018, unless otherwise indicated in the footnotes below. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 9, 2018 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. Unless otherwise noted, the address of each beneficial owner is c/o Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, Texas 75220.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned as of April 9, 2018	Percent
5% Shareholders
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	7,342,209	18.5%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	4,467,802	11.3%
Wellington Management Group LLP(3) 280 Congress Street Boston, MA 02210	3,635,488	9.2%
Directors
Stephen M. King(4)	458,510	1.1%
Victor L. Crawford	3,486	*
Hamish A. Dodds	2,094	*
Michael J. Griffith(5)	62,007	*
Jonathan S. Halkyard(6)	54,625	*
Patricia H. Mueller(7)	14,847	*
Kevin M. Sheehan(8)	98,820	*
Jennifer Storms(9)	7,700	*
Named Executive Officers(10)
Brian A. Jenkins(11)	148,559	*
Margo L. Manning(12)	89,434	*
John B. Mulleady(13)	110,729	*
Jay L. Tobin(14)	96,489	*
All Executive Officers and Directors as a Group (18 Persons)(15)	1,383,110	3.4%

*	Less than 1%.

(1)

Based on information contained in Schedule 13G/A dated March 31, 2018, filed on April 6, 2018. The Schedule 13G/A reported that BlackRock, Inc. owned and had sole dispositive power over 7,342,209 shares of common stock and had sole voting power over 7,262,918 shares of common stock.

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(2)

Based on information contained in Schedule 13G/A dated December 31, 2017, filed on February 9, 2018. The Schedule 13G/A reported that The Vanguard Group owned and had sole dispositive power over 4,381,073 shares of common stock, sole voting power over 80,554 shares of common stock, shared voting power over 9,400 shares of common stock and shared dispositive power over 86,729 shares of common stock.

(3)

Based on information contained in Schedule 13G/A dated December 29, 2017, filed on February 8, 2018. The Schedule 13G reported that Wellington Management Group LLP owned and had shared dispositive power over 3,635,488 shares of common stock and had shared voting power over 2,916,515 shares of common stock.

(4)

Shares reflected in the table include 350,463 shares issuable pursuant to outstanding stock options held by Mr. King that are exercisable within 60 days of April 9, 2018. Shares reflected in the table also include 108,046 stock options held by the Stephen and Shauna King Investment Partnership LP (the “Investment Partnership”) that are exercisable within 60 days of April 9, 2018. Stephen and Shauna King Investment Partnership GenPar LLC (“GenPar”) is the general partner of the Investment Partnership. Mr. King is the sole member of GenPar and has sole voting and investment power over all of the shares owned by the Investment Partnership.

(5)

Shares reflected in the table include 10,377 shares owned by Mr. Griffith and 17,948 shares owned by The 2014 Griffith Family Trust dated October 20, 2014 (the “Family Trust”). Currently, Mr. Griffith has sole voting and investment power over all of the shares owned by the Family Trust. Shares reflected in the table also include 33,682 shares issuable pursuant to outstanding stock options held by Mr. Griffith, all of which are fully vested.

(6)	Shares reflected in the table include 33,682 shares issuable pursuant to outstanding stock options held by Mr. Halkyard, all of which are fully vested.

(7)	Shares reflected in the table include 9,549 shares issuable pursuant to outstanding stock options held by Ms. Mueller, all of which are fully vested.

(8)	Shares reflected in the table include 33,682 shares issuable pursuant to outstanding stock options held by Mr. Sheehan, all of which are fully vested.

(9)	Shares reflected in the table include 4,224 shares issuable pursuant to outstanding stock options held by Ms. Storms, all of which are fully vested.

(10)	In addition to Mr. King who serves as a director.

(11)

Shares reflected in the table include 74,709 shares issuable pursuant to outstanding stock options held by Mr. Jenkins that are exercisable within 60 days of April 9, 2018. Shares reflected in the table also include 68,808 stock options held by LTD Partner LP (the “Jenkins Partnership”) that are exercisable within 60 days of April 9, 2018. LTD Partners GenPar LLC (the “Jenkins GenPar”) is the general partner of the Jenkins Partnership. Currently, Mr. Jenkins is the sole member of the Jenkins GenPar and has sole voting and investment power over all the options held by the Jenkins Partnership.

(12)	Shares reflected in the table include 83,987 shares issuable pursuant to outstanding stock options held by Ms. Manning that are exercisable within 60 days of April 9, 2018.

(13)	Shares reflected in the table include 107,377 shares issuable pursuant to outstanding stock options held by Mr. Mulleady that are exercisable within 60 days of April 9, 2018.

(14)	Shares reflected in the table include 44,418 shares issuable pursuant to outstanding stock options held by Mr. Tobin that are exercisable within 60 days of April 9, 2018.

(15)

Shares reflected in the table include a total of 1,163,721 shares issuable pursuant to outstanding stock options held by our Executive Officers and Directors as a group that are exercisable within 60 days of April 9, 2018.

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EXECUTIVE OFFICERS

We are furnishing below certain biographical information about our executive officers.

Kevin Bachus	Joe DeProspero	Sean Gleason
DAVE & BUSTER’S SINCE: 2012	DAVE & BUSTER’S SINCE: 2006	DAVE & BUSTER’S SINCE: 2009
AGE: 50	AGE: 43	AGE: 53
FOOD & BEVERAGE EXPERIENCE: 6 yrs ENTERTAINMENT EXPERIENCE: 21 yrs	FOOD & BEVERAGE EXPERIENCE: 20 yrs ENTERTAINMENT EXPERIENCE: 12 yrs	FOOD & BEVERAGE EXPERIENCE: 23 yrs ENTERTAINMENT EXPERIENCE: 9 yrs

CURRENT POSITION:	CURRENT POSITION:	CURRENT POSITION:
– Senior Vice President of Entertainment and Games Strategy since November 2012.	– Vice President of Finance since May 2010.	– Senior Vice President and Chief Marketing Officer since August 2009.

PRIOR BUSINESS EXPERIENCE:	PRIOR BUSINESS EXPERIENCE:	PRIOR BUSINESS EXPERIENCE:

–  Bebo, Inc., an international social networking site:

•  Chief Product Officer (2010-2012)

–  IMO Entertainment, an on-line social networking services company:

•  Executive Vice President and Chief Product Officer (2009-2010)

–  Virrata Games, Inc./Play Day TV, an on-demand television channel offering family-friendly video games:

•  Senior Vice President and Chief Architect (2008-2009)

–  Uprising Studios, a software gaming company:

•  Chief Executive Officer (2006-2008)

–  Nival Interactive, Inc., an European video game developer:

•  Chief Executive Officer (2005-2006)

–  Infinium Labs, Inc., a web technology company:

•  Chief Executive Officer and President (2004-2005)

–  Capital Entertainment Group, Inc., an innovative development “incubation” company:

•  Vice President of Publishing (2001-2003)

–  Microsoft Corporation, a multinational technology company:

•  Director of Third Party Relations-Xbox (1999-2001)

•  Group Product Manager-DirectX (1997-1999)

–  Dave & Buster’s Entertainment, Inc.:

•  Assistant Vice President of Finance (August 2006-May 2010)

–  Arby’s Restaurant Group., an owner and operator of quick-serve sandwich restaurants:

•  Director of Financial Planning & Analysis (2005-2006)

–  Carlson Restaurants Worldwide, Inc.:

•  Director of Financial Analysis (2001-2005)

•  Various Analyst Roles (1996-2000)

–  Cadbury Schweppes (now known as Dr Pepper Snapple Group):

•  Senior Vice President of Strategic Marketing Communications (2005-2008)

–  Yum! Brands, Inc. (formerly known as Tricon Global Restaurants, Inc.), a multinational fast food company:

•  Multiple positions, including, Vice President, Marketing Communications at Pizza Hut (1995-2005)

EDUCATION:	EDUCATION:	EDUCATION:
– B.A. Cinema/Television Production, University of Southern California	– B.S.B.A. Finance, University of Florida – M.B.A. University of Georgia	– B.A. Communications, University of Virginia

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Brian A. Jenkins	Margo L. Manning
DAVE & BUSTER’S SINCE: 2006	DAVE & BUSTER’S SINCE: 1991
AGE: 56	AGE: 53
FOOD & BEVERAGE EXPERIENCE: 22 yrs	FOOD & BEVERAGE EXPERIENCE: 27 yrs
ENTERTAINMENT EXPERIENCE: 22 yrs	ENTERTAINMENT EXPERIENCE: 27 yrs

CURRENT POSITION:	CURRENT POSITION:
– Senior Vice President and Chief Financial Officer since December 2006.	– Senior Vice President and Chief Operating Officer since December 2016.

PRIOR BUSINESS EXPERIENCE:	PRIOR BUSINESS EXPERIENCE:

–  Six Flags, Inc., an amusement park operator:

•  Various positions, including Senior Vice President - Finance (1996-2006)

–  FoxMeyer Health Corporation, a wholesale pharmaceuticals distributor:

•  Various finance positions, including Vice President of Corporate Planning and Business Development (1990-1996)

–  Dave & Buster’s Entertainment, Inc.:

•  Senior Vice President of Human Resources (November 2010-December 2016)

•  Senior Vice President of Training and Special Events (September 2006-November 2010)

•  Vice President of Training and Sales (June 2005-September 2006)

•  Vice President of Management Development (September 2001-June 2005)

–  Dave & Buster’s Entertainment, Inc. and predecessor companies:

•  Assistant Vice President of Team Development (December 1999-September 2001)

•  Various capacities with increasing responsibilities (1991-1999)

EDUCATION: – B.S. Commerce, Finance/MIS, University of Virginia – M.B.A. Southern Methodist University	EDUCATION: – B.A. Advertising & Marketing, Southern Methodist University – M.H.M. University of Houston
Michael J. Metzinger	John B. Mulleady
DAVE & BUSTER’S SINCE: 2005	DAVE & BUSTER’S SINCE: 2012
AGE: 61	AGE: 57
FOOD & BEVERAGE EXPERIENCE: 32 yrs	FOOD & BEVERAGE EXPERIENCE: 6 yrs
ENTERTAINMENT EXPERIENCE: 13 yrs	ENTERTAINMENT EXPERIENCE: 6 yrs

CURRENT POSITION:	CURRENT POSITION:
– Vice President-Accounting and Controller since January 2005.	– Senior Vice President of Real Estate and Development since April 2012.

PRIOR BUSINESS EXPERIENCE:	PRIOR BUSINESS EXPERIENCE:
– Carlson Restaurants Worldwide, Inc.: • Various positions, including, Executive Director-Financial Reporting (1986-2005)

–  BJ’s Wholesale Club, a leading operator of warehouse clubs in the eastern United States:

•  Senior Vice President, Director of Real Estate (2008-2012)

–  Circuit City Stores, Inc., a consumer electronics retailer:

•  Vice President of Real Estate (2006-2008)

–  The Home Depot, Inc.:

•  Director of Construction (1999-2006)

EDUCATION: – B.B.A. Accounting and Finance, University of Texas at Austin	EDUCATION: – B.S. Civil Engineering and B.S. Management Engineering, University of the Pacific – M.S. Construction Management, University of California, Berkeley

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Angelia Pelham	J. Michael Plunkett	Jay L. Tobin
DAVE & BUSTER’S SINCE: 2018	DAVE & BUSTER’S SINCE: 1982	DAVE & BUSTER’S SINCE: 2006
AGE: 49	AGE: 67	AGE: 60
FOOD & BEVERAGE EXPERIENCE: 16 yrs	FOOD & BEVERAGE EXPERIENCE: 36 yrs	FOOD & BEVERAGE EXPERIENCE: 30 yrs
ENTERTAINMENT EXPERIENCE: 7 yrs	ENTERTAINMENT EXPERIENCE: 36 yrs	ENTERTAINMENT EXPERIENCE: 12 yrs

CURRENT POSITION:	CURRENT POSITION:	CURRENT POSITION:
– Senior Vice President of Human Resources since March 2018.	– Senior Vice President of Purchasing and International Operations since September 2006.	– Senior Vice President, General Counsel and Secretary since April 2006.

PRIOR BUSINESS EXPERIENCE:	PRIOR BUSINESS EXPERIENCE:	PRIOR BUSINESS EXPERIENCE:

–  Cinemark Holdings, Inc., a multinational theater exhibition company:

•  Executive Vice President, Chief Human Resources Officer (January 2016-February 2018)

–  Main Event Entertainment, a multi-state chain of entertainment centers:

•  Vice President, Chief Human Resources Officer (January 2013-December 2015)

–  Innovative Medical Device Solutions, a medical device company:

•  Vice President, Chief Human Resources Officer (2011-2012)

–  Rexel, the US subsidiary of a multinational distribution company of electrical supplies:

•  Vice President, Human Resources (2008-2010)

–  Pizza Hut, a division of Yum! Brands, Inc.:

•  Vice President, Human Resources and Training (2006-2008)

–  PepsiCo, Inc.:

•  Various positions, including, Division Vice President – Human Resources – Frito Lay, Inc. (1998-2006)

–  Walt Disney World Company:

•  Director, Human Resources – Magic Kingdom (1996-1998)

–  Dave & Buster’s Entertainment, Inc.:

•  Senior Vice President-Food, Beverage and Purchasing/Operations Strategy (June 2003-June 2004 and January 2006-September 2006)

•  Senior Vice President of Operations for Jillian’s (June 2004-January 2006)

•  Vice President of Kitchen Operations (November 2000-June 2003)

–  Dave & Buster’s Entertainment, Inc. and predecessor companies:

•  Vice President of Information Systems (November 1996-November 2000)

•  Vice President and Director of Training (November 1994-November 1996)

•  Various operations positions with increasing responsibilities (1982-1994)

–  Brinker International, Inc., a leading casual dining owner, franchisor and operator of restaurant brands worldwide, including Chili’s Grill & Bar:

•  Various positions, including, Senior Vice President and Deputy General Counsel (1988-2005)

EDUCATION: – B.S. Communications, Psychology, Florida State University – M.A. Human Resources, Rollins College	EDUCATION: – Attended University of Memphis – Attended University of Arkansas at Little Rock	EDUCATION: – B.S. Economics, Wharton School, University of Pennsylvania – J.D. and M.B.A. Vanderbilt University

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis	Executive Compensation Quick Navigation

The Compensation Committee of our Board of Directors is responsible for establishing the compensation philosophy and ensuring each element of the compensation program encourages high levels of performance among the executive officers and positions the Company for growth. The Compensation Committee ensures our compensation program is fair, competitive, and closely aligns the interests of our executive officers with both the Company’s short and long-term business objectives and the interests of our shareholders. Through a strategic combination of base pay, cash-based short-term incentive plans, and a cash and equity-based long-term incentive plan, our Compensation Committee strives to reward executive officers for meeting certain strategic objectives and increasing shareholder value.

	• Compensation Discussion and Analysis	P.22
	• Compensation Practices	P.23
	• Elements of Compensation	P.25
	• Stock Ownership Guidelines	P.31
	• 2017 Summary Compensation Table	P.33
	• Employment Agreements	P.39
	• Potential Payments Upon Termination or Change in Control	P.40

This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2017. The discussion focuses on our compensation programs and compensation-related decisions for fiscal 2017 and also addresses why we believe our compensation program supports our business strategy and operational plans. For fiscal 2017, our NEOs are:

•	Stephen M. King – Chief Executive Officer
•	Brian A. Jenkins – Senior Vice President and Chief Financial Officer
•	Margo L. Manning – Senior Vice President and Chief Operating Officer
•	John B. Mulleady – Senior Vice President of Real Estate and Development
•	Jay L. Tobin – Senior Vice President, General Counsel and Secretary

Compensation Philosophy and Overall Objectives of Executive Compensation Programs

Our executive compensation philosophy is based upon three core values: pay for performance, market-competitive pay and sustained shareholder value creation.

Pay for Performance—This ensures that we align the interests of senior executives with the interests of our shareholders. Compensation is tied directly to delivering both annual and long-term value creation to our shareholders. Annual incentives focus on efficient and productive operation of the business, while long-term incentives focus on value creation of the enterprise. In addition, we put greater emphasis on the longer-term aspects of the compensation package to help ensure that all actions of management contribute to the multi-year value creation of the business.

Market-Competitive Pay—In setting compensation for our executive officers, including our NEOs, the Compensation Committee uses competitive compensation data from an annual total compensation study of selected peer group of other restaurant and entertainment companies of comparable size and business models and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business unit, and individual performance, scope of responsibility, critical needs and skill sets, experience, leadership potential, and succession planning. Consistent with our pay for performance core values, compensation above target levels is achieved through above-target performance against our annual and long-term incentive goals.

Sustained Shareholder Value Creation—All of our compensation plans are designed to increase the value we deliver to our shareholders through the selection of proper business performance metrics, the leverage built into the plans for performance achievement and the proper governance of the plans throughout the year by our Compensation

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Committee. We believe that profitable growth of our enterprise is primary while simultaneously reinforcing an ethical and performance-based culture. Our Compensation Committee approves all goals and awards in advance and monitors progress on their achievement throughout the year. In the long-term incentive plan (the “LTIP”) implemented pursuant to the 2014 Stock Incentive Plan, we use a series of vehicles to reinforce this commitment to sustained shareholder value creation. These vehicles are:

LTIP Vehicle	Weighting as % of LTIP	Focus
Stock Options	50%	Continuous shareholder value creation over time
Restricted Stock Units	35%

Performance in strategic performance areas that build/sustain the enterprise and retention of our key leaders to ensure sustained implementation of our strategy. Restricted Stock Units (“RSUs”) and Performance Cash account for 50% of the overall LTIP target and contribute a robust performance mix.

Performance Cash	15%

Through this combination of vehicles and the design of our programs, we ensure that our expectation for continuous improvement, growth and profitability are achieved while effectively managing any undue risk elements.

Our compensation philosophy guides us in our annual review of compensation, the assessment of the right pay for performance relationship and ensures that when strong performance is achieved, it is appropriately rewarded. Our Compensation Committee annually reviews this philosophy and our compensation plans to ensure they are continuing to meet their stated goals and objectives. If they are not, changes will be made to reestablish the right alignment.

In sum, this philosophy is designed to ensure that shareholders see a return for their investment in our Company and that we are getting the right return on our leadership compensation investment.

Compensation Practices

The following list summarizes executive compensation practices that we have implemented to drive performance and executive compensation practices that we avoid because we do not believe they serve the long-term interests of our shareholders.

What We Do

✓  Set stock ownership guidelines for executives and directors

✓  Review tally sheets for executives

✓  Disclose performance goals for incentive payments

✓  Set maximum payout caps on our annual and long-term incentives

✓  Limit perquisites and other benefits, and do not include income tax gross-ups (except for relocation expenses)

✓  Subject all variable pay to a compensation recovery “clawback” policy

✓  Have double-trigger change in control agreements

✓  Hire independent consultant reporting directly to the Compensation Committee

✓  Enforce strict insider trader policies and black-out periods for executives and directors

What We Do Not Do

×   No hedging or pledging of our stock by executives or directors

×   No dividends paid on unearned performance-based shares

×   No excise tax gross-ups to any executive

×   No repricing or cash buyout of underwater stock options

×   No market timing in granting of equity awards

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Procedures for Determining Compensation

Our Compensation Committee has the overall responsibility for designing and evaluating the salaries, incentive plan compensation, policies and programs for our executive officers, including the NEOs. The Compensation Committee relies on input from an independent compensation consultant and the experience of members of the Compensation Committee to guide our compensation decisions, including compensation of our NEOs. In addition, the Compensation Committee relies on input from our Chief Executive Officer regarding an officer’s individual performance (other than himself) and an analysis of our corporate performance. By a delegation of authority from the Board of Directors, the Compensation Committee has final authority regarding the overall compensation structure for the executive officers, including the NEOs.

The compensation of our executive officers consists primarily of four major components:

•	base salary;

•	annual incentive awards;

•	long-term incentive awards; and

•	other benefits.

Each of these components is discussed in detail in “Elements of Compensation” below.

When making compensation decisions, the Compensation Committee considers, among other things:

•	The Company’s short- and long-term performance relative to financial and strategic targets;

•	The executive officer’s prior experience and sustained individual performance;

•	The significance of the executive officer’s contributions to the ongoing success of the Company;

•	The scope of the executive officer’s responsibilities;

•	The future value the executive officer is expected to bring to the Company; and

•	The results of benchmarking studies, which illustrate value of the executive officer’s total compensation package relative to others in the industries with which we compete for talent.

In fiscal 2017, the Compensation Committee engaged the compensation consulting firm Aon Hewitt to conduct a benchmarking study of executive compensation programs, provide analysis and advice regarding plan design for short- and long-term incentive plans, and provide analysis and advice concerning trends and regulatory developments in executive compensation. Aon Hewitt evaluated our market competitiveness against (a) a custom peer group and (b) Aon Hewitt’s Total Compensation Measurement survey of retail companies. The peer group against which we compared ourselves in fiscal 2017 includes (i) casual dining restaurants that offer an “experience”; (ii) casual dining concepts with which we compete for leadership talent; (iii) companies that focus on entertainment, including casino & gaming companies; (iv) hotels, resorts & cruise lines; and (v) leisure facilities. At the time of comparison, all members of the peer group were publicly-traded companies that had revenues between 0.3 times to 2.5 times our revenue and in aggregate, had a restaurant/entertainment mix similar to our income mix:

BJ’s Restaurants, Inc.	Cracker Barrel Old Country Store, Inc.	Red Robin Gourmet Burgers, Inc.
Bravo Brio Restaurant Group, Inc.	Dine Brands Global, Inc.	Ruby Tuesday, Inc.
Brinker International, Inc.	Eldorado Resorts, Inc.	SeaWorld Entertainment, Inc.
Buffalo Wild Wings, Inc.	International Speedway Corporation	Six Flags Entertainment Corporation
Cedar Fair, L.P.	The Marcus Corporation	Speedway Motorsports, Inc.
The Cheesecake Factory Incorporated	Penn National Gaming, Inc.	Texas Roadhouse, Inc.
Churchill Downs Incorporated	Pinnacle Entertainment, Inc.	Vail Resorts, Inc.

During fiscal 2017, one member of the peer group was acquired by another member of the peer group, a second member of the peer group was acquired by a privately-held company, and a third member of peer group filed bankruptcy resulting in disposition of its restaurant assets. The Compensation Committee approved the replacement of Ignite Restaurants Group, Inc., Intrawest Resorts Holding, Inc. and Isle of Capri Casinos, Inc. with Brinker International, Inc., Cracker Barrel Old Country Store, Inc. and Penn National Gaming, Inc. The Compensation Committee determined the replacement companies met the standards for inclusion in the peer group.

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Due to the size differences among the peer group and the Company, Aon Hewitt used regression analysis to size-adjust the results. Aon Hewitt had no other direct business relationship with the Company and received no payments from us other than the fees and expenses for services to the Compensation Committee.

With respect to the compensation for the Chief Executive Officer, the Compensation Committee evaluates the Chief Executive Officer’s performance and sets his compensation. With respect to our corporate performance as a factor in compensation decisions, the Compensation Committee considers, among other aspects, the achievement of our long-term and short-term strategic goals, revenue goals, profitability, and return to our investors. Our Chief Executive Officer plays an important advisory role in the compensation-setting process of the other executive officers, including the NEOs. Our Chief Executive Officer evaluates the performance of the other executive officers and makes recommendations to the Compensation Committee concerning performance objectives and salary and bonus levels for the other executive officers, including the NEOs. The Compensation Committee annually discusses the recommendations with the Chief Executive Officer. The Compensation Committee may, in its sole discretion, approve, in whole or in part, the recommendations of the Chief Executive Officer. In fiscal 2017, the Compensation Committee approved Mr. King’s recommendations for salary and bonus with respect to each of the other executive officers, including the NEOs.

Pay for Performance Alignment

We work to leverage our executive compensation structure in order to drive outstanding Company performance and provide appropriate rewards for sustained, strong individual performance. A significant portion of each executive officer’s pay is at-risk and awarded in the form of cash- and stock-based short- and long-term incentive grants. These incentive grants, which are discussed below, link each executive officer’s annual income to the achievement of short- and long-term financial and strategic goals. As such, executive officers, including the NEOs, face a risk of forfeiture or a reduced payout if the Company fails to meet its financial and strategic objectives. Under each incentive plan, target compensation is only earned if the designated financial and strategic objectives are met. Each incentive plan offers above-target payouts for outstanding performance; alternatively, no incentive may be earned if a threshold level of performance is not achieved. Further, the Compensation Committee aims to link any adjustments to an executive officer’s base salary to his or her individual performance.

In evaluating whether the compensation programs appropriately link each executive officer’s compensation to the Company performance, the Compensation Committee reviews and evaluates the achievements of the Company in the fiscal year. In fiscal 2017 the Company grew total revenues, new store openings, net income, earnings per share, EBITDA, and Adjusted EBITDA over the prior fiscal year, but also had decreased comparable store sales for the fiscal year. Key accomplishments are more specifically detailed in our Annual Report on Form 10-K. The Compensation Committee believes each element of the compensation program was effective at aligning the executive officers with the Company’s objectives and the interests of shareholders and at appropriately recognizing the results the Company achieved under their leadership.

Elements of Compensation

Base Salary

A portion of each executive officer’s total compensation is in the form of base salary. This is a fixed cash payment, expressed as an annualized salary. The salary component was designed to provide the executive officers with consistent income and to attract and retain talented and experienced executives capable of managing our operations and strategic growth. In alignment with our compensation philosophy, the Compensation Committee believes that ensuring base salary levels position us appropriately relative to the market and reflect the performance and level of responsibility of each executive officer is key to providing a competitive total compensation package. Annually, the performance of each executive officer, including the NEOs, is reviewed by the Compensation Committee using information and evaluations provided by the Chief Executive Officer, taking into account our operating and financial results for the year, an assessment of the contribution of each executive officer to such results, the achievement of our strategic growth and any changes in the role and responsibility of an executive officer. In addition, the Compensation Committee considers the results of the benchmarking study and the market competitiveness of each

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NEO’s base salary (generally targeting the 50th percentile of the benchmark data) to determine appropriate merit- and market-based increases to each executive’s base salary. In fiscal 2017, all of the NEOs received merit-based increases to base salary.

	New Base	Previous Base	Percentage Increase
Stephen M. King	$800,000	$750,000	6.7%
Brian A. Jenkins	$460,000	$440,000	4.5%
Margo L. Manning	$415,000	$390,000	6.4%
John B. Mulleady	$400,000	$390,775	2.4%
Jay L. Tobin	$375,000	$365,400	2.6%

The Compensation Committee believes the increases awarded are commensurate with each NEO’s individual contribution to the Company’s success and that the resulting market positioning of each NEO is consistent with the considerations outlined above.

Annual Incentive Awards

The Executive Incentive Plan created under the 2014 Omnibus Incentive Plan (the “Executive Incentive Plan”) is designed to recognize and reward our employees for contributing towards the achievement of our annual business plan. The Compensation Committee believes the Executive Incentive Plan provides a valuable short-term incentive program that delivers a cash bonus opportunity for key employees, including the NEOs, upon achievement of targeted operating results, as determined by the Compensation Committee and the Board of Directors. The Executive Incentive Plan also supports our efforts to integrate our compensation philosophies with our annual business objectives and focus our executive officers on the fulfillment of those objectives.

In considering and approving the annual plan design, the Compensation Committee reviews target bonus percentages for each executive officer, including the NEOs, and considers the value of the incentive award relative to the individual’s total compensation package, the value of the incentive award and total compensation package relative to the benchmark data, and the degree to which the individual can influence the Company’s achievement of its short-term financial and strategic objectives. The Compensation Committee also reviews annually the financial and strategic objectives that will comprise the components of the Executive Incentive Plan, the target for each component, and the payout percentages at threshold, target, and maximum performance for each component. The Compensation Committee relies on input from its compensation consultant, the results of benchmarking data, and analysis from our Chief Executive Officer to determine the appropriateness of the target bonus percentages for each executive officer (including the NEOs), the components of the Executive Incentive Plan, the targets for each component, and the payout percentages at each level of performance.

The fiscal 2017 incentive plan for most non-executive participants was based on our targeted “EBITDA” (net income, plus (a) interest expense (net), (b) loss on debt retirement, (c) provision for income taxes, and (d) depreciation and amortization expense) for fiscal 2017. Substantially all of the NEOs received a bonus based on achievement of various corporate objectives (including items such as EBITDA, revenues, and similar measures) as determined by the Compensation Committee. With the exception of Mr. Mulleady, our Senior Vice President of Real Estate and Development, bonus payouts for our NEOs were based 75% on the achievement of an EBITDA target, 12.5% on the achievement of a total revenue target, and 12.5% on the achievement of targeted comparable store sales growth. Comparable store sales (a year-over-year comparison of sales at stores open at the end of the period which have been open for at least 18 months as of the beginning of each of the fiscal years) is a key performance indicator used within the industry and is indicative of acceptance of our initiatives as well as local economic and consumer trends. We had 76 comparable stores at the beginning of fiscal 2017. Mr. Mulleady’s bonus was based 50% on EBITDA, 25% on the achievement of a target related to signed leases, and 25% on the achievement of a target related to new store construction costs. The Compensation Committee annually reviews and sets the performance goals for the Executive Incentive Plan as necessary to ensure reasonableness, support of our strategy and consistency with our overall objectives. The EBITDA target for fiscal 2017, a 53-week year, was 15.0% higher than EBITDA for fiscal 2016 EBITDA, a 52-week year, and the revenue target was 15.6% higher than fiscal 2016 revenues. With respect to Mr. Mulleady’s objectives, the targets for signed leases and new store construction were aligned with our development strategy and

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intended to build the pipeline for future growth. In setting Mr. Mulleady’s targets, the Compensation Committee considered prior results and the level of performance needed to achieve development goals and set the targets at levels it believed were challenging but attainable.

Under each executive officer’s employment agreement (including the NEOs) and the Executive Incentive Plan, a target bonus opportunity is expressed as a percentage of annualized base salary as of the end of the fiscal year, prorated according to the percentage of the fiscal year the executive officer is employed by the Company. Target levels are established based upon a review of market practices and align to the Company’s compensation philosophy. Bonuses above or below the target level may be paid subject to a prescribed maximum or minimum. Bonus attainment is calculated separately for each component of the Executive Incentive Plan. Below a minimum threshold level of performance, no awards will be granted under the Executive Incentive Plan. The threshold, target, and maximum percentages for each of the NEOs in fiscal 2017 under the Executive Incentive Plan are outlined in the table below.

	% of Salary at Threshold	% of Salary at Target	% of Salary at Maximum
Stephen M. King	39.4%	90.0%	180.0%
Brian A. Jenkins	30.6%	70.0%	140.0%
Margo L. Manning	30.6%	70.0%	140.0%
John B. Mulleady	18.8%	60.0%	120.0%
Jay L. Tobin	26.3%	60.0%	120.0%

The table below outlines the targets and relative payout percentages for the EBITDA, total revenue, and comparable store sales growth, signed leases, and new store construction components of the Executive Incentive Plan. Below a minimum threshold level of performance, no awards will be granted under the Executive Incentive Plan. The calculations are subject to straight-line interpolation between threshold and target performance and between target and maximum performance. The performance thresholds on the financial measures were set at a level that ensures no payout will be made unless the Company exceeded prior year performance.

	Performance			Bonus as % of Target
Component	Threshold	Target	Maximum	Threshold	Target	Maximum
EBITDA(1)	$ 247.1	$ 274.6	$ 310.3	50%	100%	200%
Total Revenue(1)	$1,104.3	$1,162.4	$1,220.5	50%	100%	200%
Comparable Store Sales Growth	0.0%	2.5%	5.0%	0%	100%	200%
Signed Leases	7	10	13	25%	100%	200%
New Store Construction(2)	—	Within 7.5% of Budget	—	0%	100%	200%

(1)	Dollar amounts are represented in millions.

(2)

Mr. Mulleady may be awarded the target new store construction bonus if the average actual total construction cost for building each new store opened in fiscal 2017 is within 7.5% of budget. If target EBITDA or better is achieved, the portion of Mr. Mulleady’s bonus associated with new store construction will increase at the same slope as the EBITDA bonus, based on EBITDA achievement.

At the close of the performance period, the Compensation Committee determined the bonuses for the executive officers, including the NEOs, following the annual audit and reporting of financial results for fiscal 2017 and reported the awards to the Board of Directors. The Compensation Committee authorized bonuses to the executive officers, including the NEOs, in amounts that were commensurate with the results achieved during fiscal 2017. In reviewing fiscal 2017 results, the Compensation Committee recognized that we exceeded threshold, but did not achieve target, EBITDA and Total Revenue and did not achieve threshold Comparable Store Sales Growth, which resulted in an award below target level performance for substantially all employees. Mr. King, Mr. Jenkins, Ms. Manning and Mr. Tobin were paid 76.8% of their target bonus opportunity for fiscal 2017. Mr. Mulleady achieved performance at the maximum payout level on the portion of his bonus linked to the signed leases and target payout on the portion of his

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bonus related to the attainment of new store construction objectives; therefore, he was paid 119.5% of his target bonus opportunity for fiscal 2017. The tables below outline the 2017 performance results and bonus payments made under the Executive Incentive Plan to each NEO.

Component	Target	Actual	% of Target	Payout %
EBITDA(1)	$ 274.6	$ 268.5	97.8%	89.0%
Revenue(1)	$1,162.4	$1,139.8	98.1%	80.6%
Comparable Store Sales Growth	2.5%	(0.9)%	96.7%	0.0%
Signed Leases	10	14	140.0%	200.0%
New Store Construction(2)	Within 7.5% of Budget	(0.7)%	Target Achieved	100.0%

(1)	Dollar amounts are represented in millions

(2)

The average total construction cost for building each new store opened in fiscal 2017 was within target. Therefore, Mr. Mulleady earned a payout of 100.0% of target for the portion of his bonus associated with new store construction.

	Target Bonus	Bonus Paid	% of Target
Stephen M. King	$720,000	$553,076	76.8%
Brian A. Jenkins	$322,000	$247,348	76.8%
Margo L. Manning	$290,500	$223,151	76.8%
John B. Mulleady	$240,000	$286,793	119.5%
Jay L. Tobin	$225,000	$172,836	76.8%

The Compensation Committee believes the incentive awards were warranted and consistent with the performance of each executive officer, including the NEOs, during fiscal 2017 based on the Compensation Committee’s evaluation of each individual’s overall contribution to accomplishing our fiscal 2017 corporate goals and of each individual’s achievement of strategic and individual performance goals during the year.

Long-term Incentive Awards

The Compensation Committee believes that it is essential to align the interests of the executive officers, including the NEOs, and other key management personnel responsible for our growth with the interests of our shareholders. The Compensation Committee has also identified the need to retain tenured, high performing executives. The Compensation Committee believes that these objectives are accomplished through the provision of cash- and stock-based incentives that align the interests of management personnel with the long-term objectives of enhancing our value, as set forth in the 2014 Stock Incentive Plan.

Annually, the Compensation Committee determines whether to grant long-term cash- and/or stock-based incentives to executive officers, including the NEOs, and other key management personnel. In determining whether to award grants, the Compensation Committee considers Company performance, individual performance, the significance of individuals’ contributions to the ongoing success of the Company, the valuation of the grants relative to the individual’s total compensation, value creation, and the recommendations of our Chief Executive Officer. In addition, the Compensation Committee relies on the benchmarking data and additional analysis provided by the compensation consultant in determining appropriate grant levels for our executive officers, including the NEOs.

2017 Long Term Incentive Award Grant. During fiscal 2017, the Compensation Committee awarded to the executive officers, including the NEOs, and other key management personnel a combination of service-based non-qualified stock options (“Stock Options”) with gradual vesting schedules, RSUs that vest upon the attainment of pre-established performance targets, and long-term cash incentives (“Performance Cash”) that vest upon the attainment of pre-established performance targets. The Stock Options, which comprise 50% of each NEO’s award, vest in equal installments over a three-year period and are exercisable up to a maximum of 10 years. The exercise prices of the stock option awards were established as the closing price of the Company’s stock on the date following the date on which the Compensation Committee approved the awards. The RSUs, which comprise 35% of each NEO’s award, and Performance Cash, which comprises 15% of each NEO’s award, vest after three years and are based 66.7% on

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achieving targeted three-year cumulative EBITDA and 33.3% on achieving a targeted return on capital invested in new stores (“ROIC”). The NEOs face a significant risk of forfeiture or reduced payout if the Company fails to meet either of the targets, as the settlement value of the RSUs and Performance Cash varies between 0% and 200% of the target award, depending on EBITDA and ROIC performance, as depicted in the table below. Further, the value of the Stock Options and the RSUs increases or decreases with the changes in the Company’s stock price. The Compensation Committee believes that the mix of 50% Stock Options, 35% RSUs and 15% Performance Cash provides an appropriate balance promoting retention and motivating and rewarding our executive officers and other key employees to deliver long-term financial success.

	2017-2019 RSU and Performance Cash Grant
	3-Year Cumulative EBITDA			3-Year Cumulative ROIC
	Performance (in millions)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)	Performance(2)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)
Below Threshold	Below $ 783.1	Below 85.0%	0.0%	Below 2.13%	Below 85.0%	0.0%
Threshold	$ 783.1	85.0%	50.0%	2.13%	85.0%	50.0%
Target	$ 921.3	100.0%	100.0%	2.50%	100.0%	100.0%
Maximum	$1,105.6	120.0%	200.0%	3.00%	120.0%	200.0%

(1)	Performance and payouts are subject to straight-line interpolation between points.

(2)	Monthly ROIC for new stores opening during the three-year performance period.

Off-Cycle Grants. The Compensation Committee may award off-cycle grants of restricted stock units and stock options in recognition of performance and strong contributions to the Company’s success by an executive officer, including our NEOs. The number of restricted stock units granted is determined by the stock price at the date of grant and is calculated using the formula of (A) the targeted value of the restricted stock unit grant divided by (B) the stock price at grant. The number of stock options is also determined by the stock price at the date of grant and is calculated using the formula of (X) the targeted value of the stock option grant divided by (Y) the grant date fair value as determined by the Black-Scholes valuation method. During fiscal year 2017, the Compensation Committee awarded an off-cycle grant of time-based restricted stock units to Mr. Mulleady and Ms. Manning in April 2017, and an off-cycle grant of time-based restricted stock units and stock options to Mr. Jenkins in September 2017. The off-cycle awards were intended to reward these executives for their long-time service and critical, expected contributions to the future success of the Company. The restricted stock units vest in two equal installments on the fourth and fifth anniversary of the grant. The stock options vest in three equal installments on the first, second and third anniversary of the grant. Ms. Manning and Messrs. Jenkins and Mulleady will forfeit any unvested restricted stock units or unvested stock options if his or her respective employment with the Company terminates prior to the date of vesting.

2015 Long Term Incentive Award Payout. During fiscal 2015, the Compensation Committee awarded executive officers, including the NEOs, and other key management personnel a combination of service-based Stock Options with gradual vesting schedules, and RSUs and Performance Cash that would vest upon the attainment of pre-established cumulative performance targets during the 2015, 2016, and 2017 fiscal years.

	2015-2017 RSU and Performance Cash Grant
	3-Year Cumulative EBITDA			3-Year Cumulative ROIC
	Performance (in millions)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)	Performance(2)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)
Below Threshold	Below $468.6	Below 85.0%	0.0%	Below 2.13%	Below 85.0%	0.0%
Threshold	$468.6	85.0%	50.0%	2.13%	85.0%	50.0%
Target	$551.3	100.0%	100.0%	2.50%	100.0%	100.0%
Maximum	$661.6	120.0%	200.0%	3.00%	120.0%	200.0%

(1)	Performance and payouts are subject to straight-line interpolation between points.

(2)	Monthly ROIC for new stores opening during the three-year performance period.

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At the close of the performance period, the Compensation Committee determined the RSU and Performance Cash payouts for the executive officers, including the NEOs, following the annual audit and reporting of financial results for fiscal 2017 and reported the amounts to the Board of Directors. The Compensation Committee authorized payouts to the executive officers, including the NEOs, in amounts that were commensurate with the results achieved during the performance period. In reviewing fiscal 2017 results, the Compensation Committee recognized that we exceeded maximum cumulative EBITDA and cumulative ROIC, which resulted in payouts at the maximum level performance for all participating employees, including the NEOs. The tables below outline the performance results and payouts made to each NEO.

Component	Target	Actual	% of Target	Payout %
Cumulative EBITDA(1)	$551.3	$711.5	129.1%	200.0%
3-Year Cumulative ROIC	2.5%	4.3%	172.0%	200.0%

(1)	Dollar amounts are represented in millions and include allowable pre-established adjustments for non-recurring items.

	Target RSUs (#)	Actual RSUs (#)	Target Performance Cash ($)	Actual Performance Cash ($)
Stephen M. King	18,416	36,832	$250,275	$500,550
Brian A. Jenkins	6,026	12,052	$81,900	$163,800
Margo L. Manning	1,937	3,874	$26,325	$52,650
John B. Mulleady	3,824	7,648	$51,975	$103,950
Jay L. Tobin	3,576	7,152	$48,600	$97,200

Other Benefits

Retirement Benefits. Our employees, including our NEOs, are eligible to participate in the 401(k) retirement plan on the same basis as other employees. However, tax regulations impose a limit on the amount of compensation that may be deferred for purposes of retirement savings. As a result, we established the Select Executive Retirement Plan (the “SERP”). See “2017 Nonqualified Deferred Compensation” for a discussion of the SERP.

Perquisites and Other Benefits. We offer our NEOs a modest perquisite allowance and an annual executive physical. We believe these perquisites, which comprise less than 5% of each NEO’s total compensation, are reasonable and round out a competitive compensation program that enhances our ability to attract and retain executive talent. See “2017 Summary Compensation Table.”

Severance Benefits. We have entered into employment agreements with each of our NEOs. These agreements provide our NEOs with certain severance benefits in the event of involuntary termination or adverse job changes and are key to attracting and retaining key executives. See “Employment Agreements.”

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code under the Omnibus Budget Reconciliation Act of 1993 limits the deductibility of certain compensation over $1,000,000 paid by a company to an executive officer. In light of section 162(m), the Compensation Committee may modify, where reasonably necessary, our executive compensation program to maximize the tax deductibility of compensation paid to covered employees. At the same time, the Compensation Committee also believes that the overall performance of our executive officers cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining the form and the amount of compensation is in our best interest and those of our shareholders. In general, the Compensation Committee has structured our pay programs to limit the impact of section 162(m). The Tax Cuts and Jobs Act enacted on December 22, 2017 impacted components of compensation included in the calculation of limitations under section 162(m). The Compensation Committee will evaluate future pay programs in light of the changes affecting section 162(m).

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CEO Pay Ratio

The Compensation Committee reviewed a comparison of our Chief Executive Officer’s annual total compensation in fiscal 2017 to that of all other Company employees for the same period. Our calculations included employees who were active as of November 11, 2017. As Canadian employees account for less than 5% of our total employee population, we excluded Canadian employees from the median calculation. The median employee was identified using all earnings for fiscal 2017, as reported in our payroll system. Compensation was annualized for all employees, other than seasonal or temporary employees, based on the number of days employed during fiscal 2017. Payments which were not expected to be repeated throughout the year were not annualized. Mr. King had fiscal 2017 annual total compensation of $3,508,223 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for fiscal 2017 was $19,417 (based on the same methodology used for the Summary Compensation Table). Mr. King’s annual total compensation was approximately 180.7 times that of our median employee.

Stock Ownership Guidelines for Officers

Our ownership guidelines were established in order to further align the interests of our Chief Executive Officer, NEOs and executive officers with shareholders and encourage each executive officer to maintain a long-term equity stake in the Company. The guidelines provide that each executive officer must hold a multiple of his or her annual base salary in the Company’s stock and include the following holding requirement:

Position	Ownership Requirement (multiple of base salary)
Chief Executive Officer	7 times
Chief Financial Officer and Chief Operating Officer	3 times
Other Senior Vice Presidents	2 times

Equity counted toward the ownership requirement includes stock ownership, vested and unexercised stock options, time-based restricted stock, or other similar plan holdings, and stock beneficially owned in a trust. Any executives hired or promoted into an executive officer role would have five years from the date of hire or promotion to achieve the requirement. Each current executive officer, except Ms. Pelham, has until October 2019 to achieve the minimum ownership requirement. Ms. Pelham joined the Company in March 2018 and has until March 2023 to achieve this requirement. As of the end of fiscal 2017, all of our current named executive officers met the stock ownership requirements.

Clawback Policy

The Company has adopted a clawback policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board of Directors, upon recommendation of the Compensation Committee, determines that, as a result of a restatement of our financial statements because of material noncompliance with any financial reporting requirement under the securities laws, an executive officer has received more compensation than would have been paid absent the incorrect financial statements, within the three-year period immediately preceding the date on which the Company is required to prepare the restatement, the Board of Directors, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. In certain cases, such action may include, to the extent permitted by applicable law: (i) requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive officer; (ii) causing the partial or full cancellation of RSUs, Performance Cash, and Stock Options; (iii) adjusting the future compensation of such executive officer; and (iv) dismissing or taking legal action against the executive officer, in each case as the Board, upon recommendation of the Compensation Committee, determines to be in the Company’s best interests and that of our shareholders. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities. Any incentive-based awards or payments or other compensation paid to current and former executive officers under employment agreements or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement (including compliance with the Dodd-Frank Act), will be subject to the deductions and clawback as may be required by law, government regulation or stock exchange listing requirement.

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Risk Assessment Disclosure

Our Compensation Committee assessed the risk associated with our compensation practices and policies for employees, including a consideration of the balance between risk-taking incentives and risk-mitigating factors in our practices and policies. The assessment determined that any risks arising from our compensation practices and policies are not reasonably likely to have a material adverse effect on our business or financial condition.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the management of the Company. Based on that review and discussion, the Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Michael J. Griffith, Chair
Patricia H. Mueller
Jennifer Storms

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2017 Summary Compensation Table

The following table sets forth information concerning all compensation that we paid or accrued during fiscal 2017, 2016, and 2015 to or for each of our NEOs.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
Stephen M. King (CEO)	2017	802,884		656,191	937,489	1,053,626	58,033	3,508,223
	2016	742,500		699,968	999,997	997,258	52,231	3,491,954
	2015	717,500		583,971	834,241	1,271,824	59,932	3,467,468
Brian A. Jenkins (SVP and CFO)	2017	463,846	4,616	465,571	807,981	411,148	28,596	2,181,758
	2016	410,156		242,420	346,367	390,039	44,033	1,433 015
	2015	394,388		191,084	272,998	466,159	39,112	1,363,741
Margo L. Manning (SVP and COO)	2017	416,731	4,616	543,355	311,982	275,801	40,210	1,592,694
	2016	304,901		137,163	195,996	362,144	36,692	1,036,896
	2015	277,500		61,422	87,748	329,732	41,187	797,589
John B. Mulleady (SVP of Real Estate and Development)	2017	405,386	4,616	336,718	195,372	390,743	28,097	1,360,932
	2016	390,775	15,000	136,733	195,378	401,099	27,650	1,166,635
	2015	389,331		121,259	173,241	468,930	32,802	1,185,563
Jay L. Tobin (SVP and General Counsel)	2017	379,812	4,616	127,873	182,691	270,036	42,791	1,007,818
	2016	365,400	10,000	127,857	182,691	323,909	43,738	1,053,595
	2015	364,050		113,395	161,996	430,300	41,185	1,110,926

(1)	The following salary deferrals were made under the SERP in fiscal 2017: Mr. King, $46,327, Mr. Jenkins, $3,385, Ms. Manning, $72,458, and Mr. Tobin, $21,923.

(2)

Amounts in this column reflect the taxable value of a gift awarded to each executive officer by Mr. King in fiscal 2017 and a lump sum payment to Mr. Mulleady and Mr. Tobin in fiscal 2016, in lieu of a merit increase.

(3)

Amounts in this column reflect the aggregate grant date fair value of RSUs, at target, calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of valuation of RSUs in fiscal 2017 appears in Note 8: Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K. The grant date fair value for RSUs is reported based upon the probable outcome of the performance conditions on the grant date in accordance with SEC rules. The value of the RSUs granted in fiscal 2017, assuming achievement of the maximum performance level of 200% and based on the Company’s stock price on the date the grant was approved, would have been: Mr. King, $1,312,382; Mr. Jenkins, $431,175; Ms. Manning, $436,784; Mr. Mulleady, $273,527; and Mr. Tobin, $255,746. In addition, the amount in this column includes the value of time-based RSUs granted to Mr. Jenkins, Ms. Manning, and Mr. Mulleady in fiscal 2017 based on the Company’s stock price on the date the grant was approved. Those values are $249,983, $324,963, and $199,954, respectively.

(4)

Amounts in this column reflect the aggregate grant date fair value of options calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of valuation of options granted in fiscal 2017 appears in Note 8: Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K.

(5)	Amounts in this column reflect annual incentive earned for fiscal 2017 under the Executive Incentive Plan and the cash portion of the Long Term Incentive Plan awarded to each NEO in 2015.

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(6)	The following table sets forth the components of “All Other Compensation” for fiscal 2017:

NAME	PERQUISITE ALLOWANCE ($)	COMPANY CONTRIBUTIONS TO RETIREMENT & 401(K) PLANS(a) ($)	EXECUTIVE PHYSICAL ($)	TOTAL ($)
Stephen M. King	$30,577	$23,322	$4,134	$58,033
Brian A. Jenkins	$25,481	$3,115	—	$28,596
Margo L. Manning	$25,481	$14,729	—	$40,210
John B. Mulleady	$25,481	$2,616	—	$28,097
Jay L. Tobin	$25,481	$13,675	$3,635	$42,791

(a)

Amounts include Company contributions to the 401(k) and SERP that were based on the Company’s performance during fiscal 2017 and the Company’s fixed contributions to the 401(k) plan and SERP that were made during fiscal 2017.

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Grants of Plan-Based Awards in Fiscal 2017

The following table shows the grants of plan-based awards to the named executive officers in fiscal 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Award ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen M. King	Cash Incentive(1)	N/A	$315,200	$720,000	$1,440,000
	Performance Cash(2)	4/7/2017	$140,625	$281,250	$562,500
	RSUs(3)	4/7/2017				5,499	10,997	21,994				$656,191
	Stock Options	4/7/2017								43,767	$59.67	$937,489
Brian A. Jenkins	Cash Incentive(1)	N/A	$140,760	$322,000	$644,000
	Performance Cash(2)	4/7/2017	$46,200	$92,400	$184,800
	RSUs(3)	4/7/2017				1,807	3,613	7,226				$215,588
	Stock Options	4/7/2017								14,379	$59.67	$307,998
	RSUs(4)	9/7/2017							5,041			$249,983
	Stock Options(5)	9/7/2017								29,655	$49.59	$499,983
Margo L. Manning	Cash Incentive(1)	N/A	$126,990	$290,500	$581,000
	Performance Cash(2)	4/7/2017	$46,800	$93,600	$187,200
	RSUs(3)	4/7/2017				1,830	3,660	7,320				$218,392
	Stock Options	4/7/2017								14,565	$59.67	$311,982
	RSUs(6)	4/7/2017							5,446			$324,963
John B. Mulleady	Cash Incentive(1)	N/A	$75,200	$240,000	$480,000
	Performance Cash(2)	4/7/2017	$29,308	$58,616	$117,233
	RSUs(3)	4/7/2017				1,146	2,292	4,584				$136,764
	Stock Options	4/7/2017								9,121	$59.67	$195,372
	RSUs(7)	4/7/2017							3,351			$199,954
Jay L. Tobin	Cash Incentive(1)	N/A	$98,625	$225,000	$450,000
	Performance Cash(2)	4/7/2017	$27,405	$54,810	$109,620
	RSUs(3)	4/7/2017				1,072	2,143	4,286				$127,873
	Stock Options	4/7/2017								8,529	$59.67	$182,691

(1)

Reflect annual Executive Incentive Plan award opportunity described under “Annual Incentive Awards” above and actual payouts are recorded under “Non-Equity Incentive Plan Compensation” in the “2017 Summary Compensation Table.”

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(2)

The amounts shown in the “Threshold” column reflect the minimum payment level under the Company’s Performance Cash component of the LTIP. The minimum award level is 50% of target (“Target”) and the maximum award is 200% of target (“Maximum”). Threshold is represented with the minimum possible payout, but zero payout is possible if threshold performance measures are not met.

(3)

The shares shown in the “Threshold” column reflect the minimum payment level under the Company’s RSU component of the 2014 Stock Incentive Plan. The minimum award level is 50% of target (“Target”) and the maximum award is 200% of target (“Maximum”). Threshold is represented with the minimum possible payout, but zero payout is possible if threshold performance measures are not met.

(4)

The shares shown reflect an award of RSUs to Mr. Jenkins in recognition of his strong performance and contribution to the Company’s success. These RSUs vest in equal installments on September 7, 2021 and September 7, 2022.

(5)

The options shown reflect an award of stock options to Mr. Jenkins in recognition of his strong performance and contribution to the Company’s success. These stock options vest in equal installments on September 7, 2018, September 7, 2019 and September 7, 2020.

(6)

The shares shown reflect an award of RSUs to Ms. Manning in recognition of her strong performance and contribution to the Company’s success. These RSUs vest in equal installments on April 7, 2021 and April 7, 2022.

(7)

The shares shown reflect an award of RSUs to Mr. Mulleady in recognition of his strong performance and contribution to the Company’s success. These RSUs vest in equal installments on April 7, 2021 and April 7, 2022.

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Outstanding Equity Awards at Fiscal Year-End 2017

	Option Awards						Stock Awards
NAME	EXERCISABLE		UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT YET VESTED		INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(17) ($)
Stephen M. King	0		43,767	(1)	59.67	4/7/2027	10,997	(11)	524,557
	24,278	(2)	48,555	(3)	39.10	4/7/2026	35,804	(12)	1,707,851
	45,850	(2)	22,925	(4)	31.71	4/9/2025	36,832	(13)	1,756,886
	92,308	(2)	92,307	(5)	16.00	10/9/2024
	234,281	(6)	0		4.44	6/1/2020
Brian A. Jenkins	0		29,655	(7)	49.59	9/7/2027	5,041	(14)	240,456
	0		14,379	(1)	59.67	4/7/2027	3,613	(11)	172,340
	8,409	(2)	16,818	(3)	39.10	4/7/2026	12,400	(12)	591,480
	15,004	(2)	7,502	(4)	31.71	4/9/2025	12,052	(13)	574,880
	30,592	(2)	30,591	(5)	16.00	10/9/2024
	68,808	(6)	0		4.44	6/1/2020
Margo L. Manning	0		14,565	(1)	59.67	4/7/2027	5,446	(15)	259,774
	4,759	(2)	9,516	(3)	39.10	4/7/2026	3,660	(11)	174,582
	4,823	(2)	2,411	(4)	31.71	4/9/2025	7,016	(12)	334,663
	8,698	(2)	8,698	(5)	16.00	10/9/2024	3,874	(13)	184,790
	53,683	(6)	0		5.07	3/8/2022
John B. Mulleady	0		9,121	(1)	59.67	4/7/2027	3,351	(16)	159,843
	4,744	(2)	9,486	(3)	39.10	4/7/2026	2,292	(11)	109,328
	9,522	(2)	4,760	(4)	31.71	4/9/2025	6,994	(12)	333,614
	19,113	(2)	19,112	(5)	16.00	10/9/2024	7,648	(13)	364,810
	17,999	(8)	4,499	(9)	9.34	9/27/2023
	29,956	(8)	13,499	(10)	8.30	5/3/2023
Jay L. Tobin	0		8,529	(1)	59.67	4/7/2027	2,143	(11)	102,221
	4,436	(2)	8,870	(3)	39.10	4/7/2026	6,540	(12)	311,958
	8,904	(2)	4,451	(4)	31.71	4/9/2025	7,152	(13)	341,150
	19,349	(2)	19,349	(5)	16.00	10/9/2024

(1)	These options represent unvested service-based options granted under the 2014 Stock Incentive Plan. One-third of these options will vest on each of April 7, 2018, April 7, 2019 and April 7, 2020.

(2)	These options represent vested service-based options granted under the 2014 Stock Incentive Plan.

(3)	These options represent unvested service-based options granted under the 2014 Stock Incentive Plan. Half of these options will vest on each of April 7, 2018 and April 7, 2019.

(4)	These options represent unvested service-based options granted under the 2014 Stock Incentive Plan. These options will vest on April 9, 2018.

(5)	These options represent unvested service-based options granted under the 2014 Stock Incentive Plan. These options will vest on October 9, 2018.

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(6)	These options represent vested service-based and performance-based options granted under the 2010 Stock Incentive Plan.

(7)

These options represent unvested service-based options granted under the 2014 Stock Incentive Plan to Mr. Jenkins in recognition of his strong performance and contribution to the Company’s success. These options will vest equally on September 7, 2018, September 7, 2019 and September 7, 2020.

(8)	These options represent vested service-based options granted under the 2010 Stock Incentive Plan.

(9)	These options represent unvested service-based options granted under the 2010 Stock Incentive Plan. These options will vest on September 27, 2018.

(10)	These options represent unvested service-based options granted under the 2010 Stock Incentive Plan. These options will vest on May 3, 2018.

(11)	These grants reflect target RSU awards under the Fiscal 2017-Fiscal 2019 LTIP.

(12)	These grants reflect maximum RSU awards under the Fiscal 2016-Fiscal 2018 LTIP.

(13)	These grants reflect maximum RSU awards under the Fiscal 2015-Fiscal 2017 LTIP.

(14)

This grant reflects an award of RSUs to Mr. Jenkins in recognition of his strong performance and contribution to the Company’s success. These RSUs vest in equal installments on September 7, 2021 and September 7, 2022.

(15)

This grant reflects an award of RSUs to Ms. Manning in recognition of her strong performance and contribution to the Company’s success. These RSUs vest in equal installments on April 7, 2021 and April 7, 2022.

(16)

This grant reflects an award of RSUs to Mr. Mulleady in recognition of his strong performance and contribution to the Company’s success. These RSUs vest in equal installments on April 7, 2021 and April 7, 2022.

(17)

The market value is equal to the number of shares underlying the units based on achieving maximum performance goals, multiplied by the closing market price of the Company’s common stock on February 2, 2018, the last trading day of the Company’s fiscal year.

Fiscal 2017 Option Exercises and Stock Vested

	OPTION AWARDS
NAME	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)
Stephen M. King	165,000	$9,608,603
Brian A. Jenkins	75,000	$4,161,953
Margo L. Manning	28,000	$1,585,497
John B. Mulleady	20,000	$1,037,653
Jay L. Tobin	14,186	$ 814,301

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2017 Nonqualified Deferred Compensation

The SERP is a defined contribution plan designed to permit a select group of management or highly compensated employees to set aside base salary on a pre-tax basis. The SERP has a variety of investment options similar in type to our 401(k) plan. Each pay period, the Company matches 25% of the employee’s contributions, up to the first 6% of salary deferred. At the end of the year, if the Company’s EBITDA target is forecasted to be met, the Company contributes an additional amount, equal to the employer match contributed each pay period. In 2017, the Compensation Committee determined that EBITDA was forecasted to be met and 100% of the additional amount was contributed to each eligible participant’s account. Any employer contributions to a participant’s account vest in equal portions over a five-year period, and become immediately vested upon termination of a participant’s employment on or after age 65 or by reason of the participant’s death or disability, and upon a change of control (as defined in the SERP). Pursuant to Section 409A of the Code, however, such distribution cannot be made to certain employees of a publicly traded corporation before the earlier of six months following the employee’s termination date or the death of the employee. Withdrawals from the SERP may be permitted in the event of an unforeseeable emergency.

The following table shows contributions to each NEO’s deferred compensation account in fiscal 2017 and the aggregate amount of such officer’s deferred compensation as of February 4, 2018.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2)(3) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Fees and Adjustments ($)	Aggregate Balance at Last Fiscal Year- End(4) ($)
Stephen M. King	$46,327	$23,322	$132,971	$(727)	$726,735
Brian A. Jenkins	$3,385	$508	$35,461	$(296)	$371,663
Margo L. Manning	$72,458	$12,107	$119,053	$(1,037)	$749,807
John B. Mulleady	$—	$—	$—	$—	$—
Jay L. Tobin	$21,923	$11,056	$50,237	$(466)	$338,276

(1)	Amounts are included in the “Salary” column of the “2017 Summary Compensation Table.”

(2)	Amounts shown are matching contributions pursuant to the deferred compensation plan. These amounts are included in the “All Other Compensation” column of the “2017 Summary Compensation Table.”

(3)	No amount reported in this column was reported as compensation to the officer in the “2017 Summary Compensation Table” in previous years.

(4)

The portion of these amounts derived from executive contributions made in previous years was included in the “Salary” column of the “Summary Compensation Table” in the years when the contributions were made. The portions of these amounts derived from matching contributions made in previous years were included in the “All Other Compensation” column of the “Summary Compensation Table” in the years when the executive contributions were made.

Employment Agreements

We have entered into employment agreements with our NEOs to reflect the then current compensation arrangements of each of the NEOs and to include additional restrictive covenants, including a one-year non-competition provision and a two-year non-solicitation and non-hire provision. The employment agreement for each NEO provides for an initial term of one year, subject to automatic one-year renewals unless terminated earlier by the NEO or us. Under the terms of the employment agreements, each NEO is entitled to a minimum base salary and may receive an annual salary increase commensurate with such officer’s performance during the year, as determined by our Board of Directors. Our NEOs are also entitled to participate in the Executive Incentive Plan, the 2014 Stock Incentive Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, sick leave, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. NEOs also receive an annual perquisite allowance. In addition, the employment agreements contain provisions providing for severance payments and continuation of benefits under certain circumstances including termination by us without Cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us.

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Potential Payments Upon Termination or Change of Control

The following is a discussion of the rights of the NEOs under the 2010 Stock Incentive Plan, the 2014 Stock Incentive Plan and the employment agreements with the NEOs following a termination of employment or change of control.

Payments pursuant to 2010 Stock Incentive Plan

Pursuant to the 2010 Stock Incentive Plan, certain vested stock options shall terminate on the earliest of (a) the day on which the executive officer is no longer employed by us due to the termination of such employment for cause, (b) the thirty-first day following the date the executive officer is no longer employed by us due to the termination of such employment upon notice to us by the executive officer without good reason having been shown, (c) the 366th day following the date the executive officer is no longer employed by us by reason of death, disability, or due to the termination of such employment (i) by the executive officer for good reason having been shown or (ii) by us for reason other than for cause, or (d) the tenth anniversary of the date of grant. Subject to the provisions of the immediately following sentence, all options that are not vested and exercisable on the date of termination of employment shall immediately terminate and expire on such termination date. Following the adoption of the 2014 Stock Incentive Plan, no further grants of stock options, stock appreciation rights, restricted stock, other stock-based awards, or cash-based awards will be made pursuant to the 2010 Stock Incentive Plan.

Payments pursuant to 2014 Stock Incentive Plan

Pursuant to the 2014 Stock Incentive Plan, all Stock Options will terminate on the day on which the executive officer is no longer employed by us due to the termination of such employment for cause. Due to a termination of employment caused by reason of death or disability of the executive officer, any unvested portion of Stock Options shall immediately become vested and all vested options shall remain exercisable until the earlier of (a) one year following the date of death or disability and (b) the expiration of the option term. Upon the termination of employment by reason of retirement (defined as termination of employment other than for cause, after obtaining (a) age 60 and completing ten years of continued service with the Company or (b) age 65), the unvested portion of the Stock Option shall continue to vest on each remaining vesting date and the vested portion of the Stock Option shall remain exercisable until the expiration of the option term. Upon the termination of employment for any reason other than those described above, any unvested portion of the option shall immediately terminate and be forfeited without consideration and the vested Stock Options shall remain exercisable until the earlier of (a) 90 days following such termination of employment and (b) the expiration of the option term. Future award agreements will specify the effect of a holder’s termination of employment, including the extent to which equity grants will be forfeited and the extent to which awards requiring exercise will remain exercisable. Such provisions will be determined in the sole discretion of the Compensation Committee.

Pursuant to grants made under the 2014 Stock Incentive Plan, RSUs and Performance Cash (collectively, “Awards”) will terminate on the date in which the executive officer is no longer employed by us due to termination of such employment due to any reason other than death, disability, retirement, without cause, or for good reason related to a change of control. Following termination of employment caused by death or disability of the executive officer, Awards shall be settled based on actual performance during the full performance period, notwithstanding the termination of service. Following termination of employment by reason of retirement (defined as termination of employment, other than for cause, after obtaining (a) age 60 and completing 10 years of continued service with the Company or (b) age 65), Awards shall be settled based on actual performance during the full performance period, notwithstanding the termination of the employee’s service, prorated to reflect the number of days in the performance period that preceded or included the date of termination of service. Following termination of employment without cause or for good reason either within 90 days before or within 12 months following a change in control of the Company, Awards shall be settled based on actual performance during the full performance period, notwithstanding the termination of service, prorated to reflect the number of days in the performance period that preceded or included the day of termination of service. Following termination of employment for any reason other than those described above, any unvested portion of an Award shall immediately terminate and be forfeited without consideration. Future Award agreements will specify the effect of a holder’s termination of employment, including the extent to which equity grants will be forfeited and the extent to which awards requiring exercise will remain exercisable. Such provisions will be determined in the sole discretion of the Compensation Committee.

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Mr. King and Mr. Tobin have met the requirements and are eligible for retirement under the 2010 and 2014 Stock Incentive Plans, based on their respective ages and years of service.

If there is a change of control of the Company, then, unless prohibited by law, the Compensation Committee is authorized (but not obligated) to make adjustments to the terms and conditions of outstanding awards, including, without limitation, continuation or assumption of outstanding awards; substitution of new awards with substantially the same terms as outstanding awards; accelerated exercisability, vesting and/or lapse of restrictions for outstanding awards immediately prior to the occurrence of such event; upon written notice, provision that any outstanding awards must be exercised, to the extent then exercisable, during a specified period determined by the Compensation Committee (contingent upon the consummation of the change of control), following which unexercised awards shall terminate; and cancellation of all or any portion of outstanding awards for fair market value (which may be the intrinsic value of the award and may be zero); and cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the Compensation Committee and which may be zero).

Under the 2014 Stock Incentive Plan, a change of control generally is triggered by the occurrence of any of the following: (i) an acquisition of 30% or more of the outstanding shares or the voting power of the outstanding securities generally entitled to vote in the election of directors; (ii) with certain exceptions, individuals on the Board of Directors on the date of effectiveness of the plan cease to constitute a majority of the Board of Directors; (iii) consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event to which the Company is a party or a sale or disposition of all or substantially all of the Company’s assets, unless the Company’s shareholders continue to own more than 50% of the outstanding voting securities, no person beneficially owns 30% or more of the outstanding securities of the Company and at least a majority of the members of the Board of Directors after such event were members of the Board of Directors prior to the event; or (iv) a complete liquidation or dissolution of the Company.

Payments pursuant to Employment Agreements

Deferred Compensation. All contributions made by an executive officer to a deferred compensation account, and all vested portions of our contributions to such deferred compensation account, shall be disbursed to the executive officer upon termination of employment for any reason. Currently, only Messrs. King, Jenkins, and Tobin and Ms. Manning have made contributions to a deferred compensation account.

Resignation. If an executive officer resigns from employment with us, including for the purpose of retirement, such officer is not eligible for any further payments of salary, bonus, or benefits and such officer shall only be entitled to receive that compensation which has been earned by the officer through the date of termination. Notwithstanding the foregoing, the Company may, at its sole option, elect to provide payments and other severance benefits described below under “Involuntary Termination Not for Cause” and the officer shall execute a release of the Company.

Involuntary Termination Not for Cause. In the event of involuntary termination of employment other than for Cause (as defined in the employment agreements), an executive officer would be entitled to 12 months of severance pay at such officer’s then-current base salary (24 months of severance pay for Mr. King), the pro rata portion of the annual bonus, if any, earned by the officer for the then-current fiscal year, 12 months continuation of such officer’s perquisite allowance, and monthly payments for a period of 12 months equal to the monthly premium required by such officers to maintain health insurance benefits provided by our group health insurance plan, in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985.

Termination for Cause. In the event of termination for Cause, the officer is not eligible for any further payments of salary, bonus, or benefits and shall be only entitled to receive that compensation which has been earned by the officer through the date of termination.

Termination for Good Reason. In the event the officer chooses to terminate his or her employment for reasons such as material breach of the employment agreement by us, relocation of the office where the officer performs his or her duties, assignment to the officer of any duties, authority, or responsibilities that are materially inconsistent with such officer’s position, authority, duties or responsibilities or other similar actions, such officer shall be entitled to the same benefits described above under “Involuntary Termination Not for Cause.”

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Death or Disability. The benefits to which an officer (or such officer’s estate or representative) would be entitled in the event of death or disability are as described above under “Involuntary Termination Not for Cause.” However, the amount of salary paid to any such disabled officer shall be reduced by any income replacement benefits received from the disability insurance we provide.

Information concerning the potential payments upon a termination of employment or change of control is set forth in tabular form below for each NEO. Information is provided as if the termination, death, disability or change of control (as defined in the 2014 Stock Incentive Plan) and certain other liquidity events had occurred as of February 4, 2018 (the last day of fiscal 2017).

Name	Benefit	Resignation ($)	Termination W/Out Cause($)	Termination With Cause($)	Termination for Good Reason($)	Death/ Disability ($)	Change in Control ($)

Stephen M. King	Salary	—	1,600,000	—	1,600,000	1,600,000	—

	Bonus(1) Perquisite	720,000	720,000	—	720,000	720,000	—

	Allowance	—	30,000	—	30,000	30,000	—

	H & W Benefits Deferred	—	20,713	—	20,713	20,713	—

	Compensation	726,735	726,735	726,735	726,735	726,735	726,735

Brian A. Jenkins	Salary	—	460,000	—	460,000	460,000	—

	Bonus(1) Perquisite	322,000	322,000	—	322,000	322,000	—

	Allowance	—	25,000	—	25,000	25,000	—

	H & W Benefits Deferred	—	20,713	—	20,713	20,713	—

	Compensation	371,663	371,663	371,663	371,663	371,663	371,663

Margo L. Manning	Salary	—	415,000	—	415,000	415,000	—

	Bonus(1) Perquisite	290,500	290,500	—	290,500	290,500	—

	Allowance	—	25,000	—	25,000	25,000	—

	H & W Benefits Deferred	—	20,713	—	20,713	20,713	—

	Compensation	749,807	749,807	749,807	749,807	749,807	749,807

John B. Mulleady	Salary	—	400,000	—	400,000	400,000	—

	Bonus(1) Perquisite	240,000	240,000	—	240,000	240,000	—

	Allowance	—	25,000	—	25,000	25,000	—

	H & W Benefits Deferred	—	19,748	—	19,748	19,748	—

	Compensation	—	—	—	—	—	—

Jay L. Tobin	Salary	—	375,000	—	375,000	375,000	—

	Bonus(1) Perquisite	225,000	225,000	—	225,000	225,000	—

	Allowance	—	25,000	—	25,000	25,000	—

	H & W Benefits Deferred	—	20,713	—	20,713	20,713	—

	Compensation	338,276	338,276	338,276	338,276	338,276	338,276

(1)	Accrued and unpaid non-equity incentive compensation payable assuming target performance in fiscal 2017 pursuant to our Executive Incentive Plan.

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Equity Compensation Plan Information

The following table sets forth information concerning the shares of common stock that may be issued upon exercise of options under the 2010 Stock Incentive Plan and the 2014 Stock Incentive Plan as of February 4, 2018:

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
2010 Stock Incentive Plan	709,979		$5.88		0
2014 Stock Incentive Plan	1,185,944	(1)	$32.55	(2)	1,859,127

Total plans	1,895,923		$22.56	(2)	1,859,127

(1)

Includes 142,208 performance-based restricted stock units and assumes shares issued upon vesting of performance-based units vest at 100% of target number of units. Actual number of shares issued on vesting of performance units could be a minimum award level of 50% to a maximum award level of 200% of target, but zero payout is possible if threshold measures are not met. The award level is based on actual performance over the three-year vesting period compared to target performance.

(2)

The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

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TRANSACTIONS WITH RELATED PERSONS

We have a Related Party Transaction Policy that provides for timely internal review of prospective transactions with related persons, as well as approval or ratification, and appropriate oversight and public disclosure, of such transactions. The Related Party Transaction Policy generally covers transactions with the Company, on the one hand, and a director or executive officer of the Company, a nominee for election as a director of the Company, any security holder of the Company that owns (owns of record or beneficially) five percent or more of any class of the Company’s voting securities and any immediate family member of any of the foregoing persons, on the other hand. The Related Party Transaction Policy is administered by our Audit Committee.

The Related Party Transaction Policy also supplements the provisions of our Code of Business Conduct and Ethics concerning potential conflict of interest situations, which, pursuant to its terms, provides that unless a written waiver is granted (as explained below), employees may not (a) perform services for or have a financial interest in a private company that is, or may become, a supplier, customer or competitor of us; (b) perform services for or own more than 1% of the equity of a publicly traded company that is, or may become, a supplier, customer or competitor of us or (c) perform outside work or otherwise engage in any outside activity or enterprise that may interfere in any way with job performance or create a conflict with our best interests. Employees are under a continuing obligation to disclose to their supervisors any situation that presents the possibility of a conflict or disparity of interest between the employee and us. An employee’s conflict of interest may only be waived if both the legal department and the employee’s supervisor waive the conflict in writing. An officer’s conflict of interest may only be approved pursuant to the Related Party Transaction Policy.

In fiscal 2017, the Company and its officers and directors did not engage in any related party transactions nor were any waivers granted on conflicts of interest.

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REPORT OF THE AUDIT COMMITTEE

We have reviewed and discussed with management and KPMG, the independent registered public accounting firm, our audited financial statements as of and for the fiscal year ended February 4, 2018. We have also discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, have considered the compatibility of non-audit services with the firm’s independence, and discussed with the auditors the firm’s independence.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Kevin M. Sheehan, Chair
Victor L. Crawford
Hamish A. Dodds
Jonathan S. Halkyard

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. During fiscal 2017, the Company believes that all reports were timely filed by its directors and executive officers.

SHAREHOLDER PROPOSALS

Shareholder proposals, including director nominees, for inclusion in the Company’s Proxy Statement and a form of proxy relating to the Company’s 2019 annual meeting of shareholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on January 2, 2019, assuming the Company does not change the date of the 2019 annual meeting of shareholders by more than 30 days before or 90 days after the anniversary of the Annual Meeting. Any matter so submitted must comply with the other provisions of the Company’s bylaws (current copies of the Company’s bylaws are available at no charge from the Secretary of the Company and may also be found in the Company’s public filings with the SEC) and be submitted in writing to the Secretary at the principal executive offices.

In addition, to properly bring any shareholders proposals, including director nominees, at the Company’s 2019 annual meeting of shareholders, shareholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on March 18, 2019, and not earlier than the close of business on February 14, 2019, assuming the Company does not change the date of the 2019 annual meeting of shareholders by more than 30 days before or 90 days after the anniversary of the Annual Meeting. Any written notice so submitted must comply as to form and substance with the other provisions of the Company’s bylaws and must be submitted in writing to the Secretary at the principal executive offices.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. As daily business may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please vote via the Internet, by phone, or by requesting, completing and mailing a paper proxy card, so that your shares may be represented at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

We will provide, without charge, on the written request of any shareholder, a copy of our 2017 Annual Report on Form 10-K and Proxy Statement. Shareholders should direct such requests to the Company’s Corporate Secretary at 2481 Mañana Drive, Dallas, TX 75220. Our SEC filings are available to the public in the SEC’s website at www.sec.gov or at www.daveandbusters.com. Our 2017 Annual Report on Form 10-K and other information on our website and the SEC’s website are not incorporated by reference in this Proxy Statement.

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DAVE & BUSTER’S ENTERTAINMENT, INC.

PROXY STATEMENT

FAQ’S ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?

Our Board of Directors is soliciting this proxy for use at the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) on June 14, 2018, at 8:30 a.m. Central Daylight Time. We posted this Proxy Statement and the accompanying proxy on or about May 2, 2018, to our website at www.daveandbusters.com, and mailed notice on or about May 2, 2018 to all shareholders entitled to vote at the Annual Meeting.

Where is the Annual Meeting to be held?

The Annual Meeting will be held at the Westin O’Hare Hotel, 6100 N. River Road, Rosemont, IL 60018, at the time noted above.

Who is allowed to vote?

Only holders of record of our common stock at the close of business on April 20, 2018, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 20, 2018, we had 39,706,106 shares of common stock outstanding and entitled to vote.

How many votes do I have?

Holders of the Company’s common stock are entitled to one vote for each share held as of the record date, April 20, 2018.

What constitutes a quorum?

A quorum is required for our shareholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to:

•	Elect eight (8) directors (Pages 5-8);

•	Vote on ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2018 Fiscal Year (Page 9);

•	Cast an advisory vote on executive compensation (Page 10); and

•	Conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

What vote is required to approve each proposal?

–	Proposal No. 1 – Election of Directors:

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, present in person or represented by proxy, is required to elect each of the eight nominees for director. Abstentions and broker non-votes will have no effect on Proposal No. 1.

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–	Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm:

Ratification requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.

–	Proposal No. 3 – Advisory Vote on Executive Compensation:

The approval, in an advisory, non-binding vote, requires the affirmative vote of the holders of a majority in voting power of stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions will count the same as votes against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.

How do I vote my shares if I am the registered holder?

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the envelope enclosed with the paper copies of the proxy materials, or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal; or in the case of the election of directors, as a vote “for” election to the Board of all nominees presented by the Board.

How do I vote my shares if they are held in “street name”?

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares; this is commonly referred to as holding shares in “street name”. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, The NASDAQ Stock Market LLC (“NASDAQ”) rules grant your broker discretionary authority to vote on “routine” proposals. The ratification of the appointment of the independent public accounting firm in Proposal No. 2 is the only item on the agenda for the Annual Meeting that is considered routine. Where a proposal is not “routine,” a broker who has received no instructions from a client does not have discretion to vote such client’s uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”

What happens if not enough votes are received in time?

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

How do you know I voted over the telephone or internet?

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

Does it cost to vote over the telephone or internet?

Shareholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the shareholder.

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Who pays for the solicitation of proxies and how are they solicited?

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original distribution of the proxies and other soliciting materials, the Company and/or its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone, or email. Following the original distribution of the proxies and other soliciting materials, we will request that banks, brokers and other nominees distribute the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in distributing soliciting materials to their clients.

May I revoke my proxy?

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by (a) a subsequent proxy that is submitted via telephone or Internet no later than 1:00 a.m., Central Daylight Time, on June 14, 2018, (b) a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or (c) attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of their previously reported voting instructions, they must contact their bank, broker or other nominee directly.

You should be aware that simply attending the meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must notify an authorized Dave & Buster’s representative at the Annual Meeting of your desire to revoke your proxy and then you must vote in person.

What is householding?

We have adopted a procedure approved by the SEC called “householding” under which multiple shareholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the shareholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us by mail at Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, TX 75220; Attn: Investor Relations or by email at investorrelations@daveandbusters.com. You may also request additional copies of the proxy materials by notifying us in writing at the same address or email address. Shareholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.

May I receive paper copies of the proxy materials?

Beginning on May 2, 2018, we mailed notice to all shareholders entitled to vote at the Annual Meeting a Notice Regarding the Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials you may notify us at the email address and mailing address provided above.

How will my proxy get voted?

If you vote over the phone or the internet or properly fill in and return a paper proxy card (if requested), the designated proxies (Stephen M. King and Brian A. Jenkins) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated proxies will vote your shares as recommended by the Board of Directors as follows:

FOR election of all eight nominees for director;

FOR ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2018; and

FOR approval, in an advisory, non-binding vote, of the compensation of our named executive officers.

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How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is properly brought before the Annual Meeting, your signed or electronically transmitted proxy card gives authority to the designated proxies to vote on such matters in their discretion.

Who will count the votes?

We have hired a third party, Computershare, to be our inspector of elections, be responsible for determining whether a quorum is present, and tabulate votes casted by proxy or in person at the Annual Meeting.

Where can I find the final voting results of the Annual Meeting?

We will announce general voting results at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days following the Annual Meeting.

May shareholders ask questions at the Annual Meeting?

Yes, our representatives will answer your questions after the conclusion of the formal business of the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, limiting the amount of time for questions, or requiring questions to be submitted in writing.

How long may I rely upon the information in this Proxy Statement? May I rely upon other materials as well regarding the Annual Meeting?

You should rely upon the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated May 2, 2018. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, unless otherwise indicated in this Proxy Statement, and the mailing of the Proxy Statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any required updates that we may make between the date of this Proxy Statement and the date of the Annual Meeting.

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002CSN8EF4

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 – Victor L. Crawford	☐	☐	☐	02 – Hamish A. Dodds	☐	☐	☐	03 – Michael J. Griffith	☐	☐	☐
04 – Jonathan S. Halkyard	☐	☐	☐	05 – Stephen M. King	☐	☐	☐	06 – Patricia M. Mueller	☐	☐	☐
07 – Kevin M. Sheehan	☐	☐	☐	08 – Jennifer Storms	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm	☐	☐	☐	3. Advisory Approval of Executive Compensation	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

02SRDB

Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders.

The Proxy Statement and Annual Report on Form 10-K are available at:

www.edocumentview.com/play

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Dave & Buster’s Entertainment, Inc.

Notice of 2018 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 14, 2018

Brian A. Jenkins and Stephen M. King, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. to be held on June 14, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Eight Directors, FOR the Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm, and FOR the Advisory Approval of Executive Compensation.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 14, 2018.

Vote by Internet
• Go to www.envisionreports.com/play
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 – Victor L. Crawford	☐	☐	☐	02 – Hamish A. Dodds	☐	☐	☐	03 – Michael J. Griffith	☐	☐	☐
04 – Jonathan S. Halkyard	☐	☐	☐	05 – Stephen M. King	☐	☐	☐	06 – Patricia M. Mueller	☐	☐	☐
07 – Kevin M. Sheehan	☐	☐	☐	08 – Jennifer Storms	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm	☐	☐	☐	3. Advisory Approval of Executive Compensation	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

02SRCB

2018 Annual Meeting Admission Ticket

2018 Annual Meeting of

Dave & Buster’s Entertainment, Inc. Shareholders

Thursday, June 14, 2018, 8:30 a.m. Central Time

Westin O’Hare Hotel

6100 N. River Road, Rosemont, IL 60018

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders.

The Proxy Statement and Annual Report on Form 10-K are available at:

www.envisionreports.com/play

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Dave & Buster’s Entertainment, Inc.

Notice of 2018 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 14, 2018

Brian A. Jenkins and Stephen M. King, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. to be held on June 14, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Eight Directors, FOR the Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm, and FOR the Advisory Approval of Executive Compensation.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)